                                                                  Exhibit 10.14




                                    LEASE

                                   between

                          1325 LIMITED PARTNERSHIP,

                                                Landlord

                                     and

                         PRINCETON VIDEO IMAGE, INC.,

                                                Tenant


                                   Premises
                                   --------

                         1325 Avenue of the Americas
                              New York, New York

                                TABLE OF CONTENTS
                                -----------------


1.  Demise, Rent and Definitions........................................  1

2.  Use, Compliance and Signs...........................................  9

3.  No Representations by Landlord...................................... 10

4.  Tax Payments........................................................ 11

5.  Operating Expense Payments.......................................... 15

6.  Subordination to Mortgages and Superior Leases...................... 24

7.  Quiet Enjoyment..................................................... 27

8.  Assignment, Subletting and Mortgaging............................... 27

9.  Compliance With Legal and Insurance Requirements.................... 35

10.  Insurance.......................................................... 38

11.  Rules and Regulations.............................................. 41

12.  Alterations........................................................ 42

13.  Landlord's and Tenant's Property................................... 46

14.  Repairs and Maintenance............................................ 47

15.  Electric Energy.................................................... 49

16.  Heat, Ventilation and Air-Conditioning............................. 51

17.  Other Services, Service Interruption and Building Directory........ 53

18.  Access, Notice of Occurrences, Windows, Name of Building and No
      Dedication........................................................ 56

19.  Non-Liability and Indemnification.................................. 59

20.  Damage or Destruction.............................................. 62

21.  Eminent Domain..................................................... 65

22.  Surrender and Holding Over......................................... 67

23.  Default............................................................ 68

24.  Re-entry by Landlord............................................... 70

25.  Damages............................................................ 71

26.  Waivers............................................................ 75

27.  Curing Tenant's Defaults and Costs of Enforcement.................. 76

28.  Broker............................................................. 77

29.  Notices............................................................ 78

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30.  Estoppel Certificates, Financial Statements, and Memorandum of
      Lease............................................................. 79

31.  Force Majeure...................................................... 80

32.  Consents........................................................... 81

33.  Rent Control....................................................... 81

34.  Partnership or Multi-Person Tenant................................. 82

35.  Special Bankruptcy-Related Provisions.............................. 83

36.  Miscellaneous...................................................... 85

37.  Security Deposit................................................... 87



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                                   EXHIBITS
                                   --------


Exhibit A - Floor Plan of Premises

Exhibit B - Description of Land

Exhibit C - Schedule of Fixed Rent

Exhibit D - Rules and Regulations

Exhibit E - Cleaning Specifications

Exhibit F - Landlord's Work

         LEASE, dated as of April __, 1997, between 1325 LIMITED
PARTNERSHIP, a Delaware limited partnership having an address c/o Edward J. Minskoff Equities, Inc., 1325 Avenue of the Americas, New York, New York 10019 ("Landlord"), and PRINCETON VIDEO IMAGE, INC., a __________ corporation company having an address at 47 Hullfish Street, Princeton, New Jersey 08542.

                             W I T N E S S E T H:

                   ARTICLE 1.  Demise, Rent and Definitions


         1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to all of the terms and conditions of this Lease, that portion of the rentable area of the 8th floor consisting of approximately 4,300 rentable square feet substantially as shown (by diagonal lines or shading) on the floor plan(s) attached hereto as Exhibit A (the "Premises") in the building (which building, including the equipment, facilities and systems now or hereafter located therein other than property of tenants, is herein called the "Building") erected on the land described in Exhibit B ("Land"). Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use (i) the Common Areas of the Building and (ii) the common toilets, corridors and elevator lobbies of such floor, in common with others, subject to the terms and conditions of this Lease and the Rules and Regulations. For purposes of this Lease, "Common Areas" shall mean, collectively: the sidewalks, driveways, if any, entrances, passages, courts, if any, esplanade areas, if any, vestibules, if any, lobbies, halls, corridors, elevators, public stairways and other portions of the Building and/or the Land that Landlord makes available from time to time for the common use of the tenants of the Building. The Building and the Land are collectively called the "Property."

         1.2. The term of this Lease ("Term") shall commence on May 1, 1997 (the "Commencement Date") and shall end at 11:59 p.m. on May 31, 2000 (the "Expiration Date") or on such earlier date upon which this Lease shall terminate pursuant to the provisions hereof or law.

         1.3. The rents under this Lease shall consist of (a) fixed rent ("Fixed Rent") in the amounts per annum set forth in Exhibit C, and
(b) additional rent ("Additional Charges") consisting of all other sums of money that become due from Tenant and payable to Landlord hereunder. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, except that, no Fixed Rent shall be payable with respect to the period from the Commencement Date until June 1, 1997 (the "Rent Commencement Date"), subject to any extension thereof pursuant to the provisions of Section 3.1. Regularly Occurring Additional Charges (hereinafter defined) shall be due and payable on the first day of each month with respect to which the same are payable. Except as otherwise expressly provided herein, all Additional Charges other than Regularly Occurring Additional Charges (hereinafter defined) shall be due and payable by Tenant within 30 days after Landlord gives Tenant a statement therefor. All Fixed Rent and Additional Charges shall be paid in lawful money of the United States to Landlord at its office c/o Edward J. Minskoff Equities, Inc., 1325 Avenue of the Americas, New York, New York 10019, Attention: Comptroller, or such other place, or to Landlord's agent and at such other place, as Landlord designates by Notice to Tenant.
Tenant shall pay Fixed Rent and Additional Charges by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto or other bank reasonably approved by Landlord.

         1.4. Tenant shall pay Fixed Rent and Additional Charges promptly when due without notice (other than as specifically set forth herein) or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as otherwise provided herein. Landlord shall have the same remedies for default in payment of Additional Charges as Landlord has for default in payment of Fixed Rent. If the first day for which Fixed Rent is payable hereunder occurs on a day other than the first day of a calendar month, or if this Lease terminates on a day other than the last day of a calendar month, Fixed Rent for such partial calendar month(s) shall be prorated.

         1.5. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

         1.6. If Tenant fails to make any payment of Fixed Rent or Regularly Occurring Additional Charges (hereinafter defined) by the fifth Business Day (hereinafter defined) following the date such amount became due and payable, or if Tenant fails to make any payment of any other Additional Charges by the date such amount became due and payable, such unpaid amount shall bear interest at a rate per annum (the "Lease Interest Rate") equal to the lesser of (a) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate (the "Prime Rate"), plus 2%, or (b) the maximum applicable rate allowed by law, from the sixth Business Day (hereinafter defined) following the date such Fixed Rent or Regularly Occurring Additional Charges (hereinafter defined) became due and payable or from the date such other Additional Charges became due and payable, as the case may be, to the date of payment thereof by Tenant. Such interest shall be due and payable on demand.

         1.7. The following terms, whenever used in this Lease (including all Exhibits attached hereto, all of which are and shall be construed to be an integral part of this Lease), shall have the meanings indicated:

         (a) The term "affiliate" shall mean a person which controls, is controlled by or is under common control with the person in question. For purposes of this definition, a person shall be deemed "controlled by" or "under common control with" the person in question if such person possesses, directly or indirectly, 25% or more of the person being controlled.

         (b) The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all such matters or things as the circumstances warrant.

         (c) The term "Business Days" shall mean such Mondays, Tuesdays, Wednesdays, Thursdays and Fridays that do not fall on Holidays. The term "Holidays" shall mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas, and any other days as may now or hereafter be celebrated as holidays under the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL-CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto) or on which there is no regular United States postal service and the New York Stock Exchange (or any successor thereto) is closed.

         (d) The term "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. but only on Business Days.

         (e) The term "calendar year" shall mean any 12-month period commencing on a January 1st.

         (f) The term "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the Bureau of Labor Statistics of the United States Department of Labor, New York-Northern New Jersey-Long Island, NY-NJ-CT Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted; provided that if there shall be no successor index and the parties shall fail to agree upon a substitute index within 30 days after request by either party for such determination, or if the parties shall fail to agree upon the appropriate adjustment of such successor or substitute index within 30 days, a substitute index or the appropriate adjustment of such successor or substitute index, as the case may be, shall be determined by arbitration pursuant to the then rules of the American Arbitration Association, New York City Chapter (or successor organization).

         (g) The term "CPI Adjustment" shall mean that the amount in question shall be increased or decreased in the same proportion that the Consumer Price Index shall increase or decrease from the Consumer Price Index last published before the Commencement Date to the Consumer Price Index last published before the date in question.

         (h) The term "emergency" shall mean a condition presenting imminent danger or damage, as the case may be, to health or safety of persons or property in or about the Property.

         (i) The terms "herein" and "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

         (j) The term "including" shall mean "including, without limitation."

         (k) The term "Insolvency Laws" shall mean the United States Bankruptcy Code, as the same may hereafter be amended or replaced, and any federal, state or foreign law covering all or part of the same or similar subject matter as is covered by the United States Bankruptcy Code.

         (l) The term "Insurance Requirements" shall mean rules, regulations, orders and requirements which are then applicable to the Property and/or the Premises, of the New York Fire Insurance Rating Organization and any other similar body performing the same or similar functions, whether now or hereafter in force, and requirements of any insurance policy maintained by Landlord or Tenant at any time.

         (m) The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building (as tenant thereunder), the transferor shall be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and such transferee shall be deemed to have assumed and agreed to perform and observe all obligations of Landlord under this Lease during the period it is the holder of Landlord's interest under this Lease, subject to the provisions, terms and conditions of this Lease.

         (n) The term "Lease Year" shall mean the 12-month period beginning on the Commencement Date and on each anniversary of the Commencement Date during the Term.

         (o) The term "Legal Requirements" shall mean laws and ordinances of federal, state, city, town, county, borough and village governments having jurisdiction over the Premises and rules, regulations, orders, directives and requirements of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, and the directions of any public officers pursuant thereto, whether now or hereafter in force.

         (p) The term "person" shall mean a natural person, a partnership, a corporation, or any other form of business or legal association or entity.

         (q) The term "Regularly Occurring Additional Charges" shall mean Operating Payments and any other Additional Charges payable by Tenant to Landlord on a regular monthly basis in a fixed amount (whether or not subject to adjustment as provided herein) with respect to services requested by Tenant or expressly provided for in this Lease.

         (r) The term "rentable square feet" shall mean with respect to the Premises 4,300 square feet.

         (s) The term "Tenant" shall mean the original Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of the original Tenant herein named that at the time in question is the owner of Tenant's interest in this Lease.

         (t) The words "Tenant indemnifies Landlord against liability" or "Tenant shall indemnify Landlord against liability" and words of similar import shall mean that Tenant agrees to indemnify, hold and save harmless Landlord, each Superior Lessor and Superior Mortgagee, and their respective partners, directors, officers, agents and employees from and against all loss, reasonable cost, liability, claim, damage, fine, penalty and reasonable expense, including reasonable attorneys' fees and disbursements (whether incurred in resisting and defending any action or proceeding or incurred in enforcing the indemnification rights of Landlord against Tenant), and that in case any action or proceeding is brought against any indemnified person, Tenant shall resist and defend such action or proceeding by attorneys reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord against liability for any loss, reasonable cost, liability, claim, damage, fine, penalty or reasonable expense finally determined by a court of competent jurisdiction to have resulted from the negligence or willful misconduct of Landlord or its contractors, agents or employees or for any matter which should have been covered by Landlord's insurance. Tenant shall pay to Landlord within thirty
    (30) days of rendition by Landlord to Tenant of bills or statements therefor, an amount equal to all losses, reasonable costs, liabilities, claims, damages, fines, penalties and reasonable expenses
    (i) incurred by Landlord or any Superior Lessor or Superior Mortgagee or other indemnified person, and (ii) for which Tenant has indemnified Landlord or any Superior Lessor or Superior Mortgagee or other indemnified person hereunder. Tenant shall not be required to pay any amounts incurred by Landlord, any Superior Lessor or Superior
    Mortgagee if it is finally determined in such action or proceeding that Landlord, any Superior Lessor or Superior Mortgagee was not entitled to be indemnified by Tenant. Landlord shall give notice to Tenant of each matter which arises for which Tenant has indemnified Landlord against liability as soon as is reasonably practicable after Landlord obtains knowledge of such matter. Landlord shall cooperate with Tenant in resisting and defending any action or proceeding which arises with respect to a matter for which Landlord has been indemnified provided Landlord does not incur thereby any liabilities or costs or expenses, unless Tenant agrees to reimburse Landlord for same, including, without limitation, reasonable attorneys' fees and disbursements, in which event such reimbursement shall be deemed rent for all purposes of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to settle actions and claims for which Tenant must indemnify Landlord, a Superior Lessor, Superior Mortgagee, and their respective partners, directors, officers, agents and employees provided Tenant obtains the prior written consent of all the parties to be indemnified, such consent not to be unreasonably withheld.

         (u) The term "untenantable" shall mean a condition or event resulting in Tenant being unable to use all or a portion of the Premises for the normal conduct of Tenant's business.

    1.8. The following additional terms, whenever used in this Lease, shall have the meanings specified in the Sections of this Lease as set forth below after such terms:

"Additional Charges"Section. . . . . . . . . . .   Section    1.3
"Alterations". . . . . . . . . . . . . . . . . .   Section    12.1
"Broker" . . . . . . . . . . . . . . . . . . . .   Section    28.1
"Building" . . . . . . . . . . . . . . . . . . .   Section    1.1
"Commencement Date". . . . . . . . . . . . . . .   Section    1.2
"Common Areas" . . . . . . . . . . . . . . . . .   Section    1.1
"Date of Taking" . . . . . . . . . . . . . . . .   Section    21.1
"Expiration Date". . . . . . . . . . . . . . . .   Section    1.2
"Fixed Rent" . . . . . . . . . . . . . . . . . .   Section    1.3
"Force Majeure Events" . . . . . . . . . . . . .   Section    31.1
"HVAC Charge". . . . . . . . . . . . . . . . . .   Section    15.3
"HVAC Units" . . . . . . . . . . . . . . . . . .   Section    15.1
"Land" . . . . . . . . . . . . . . . . . . . . .   Section    1.1
"Lease Interest Rate". . . . . . . . . . . . . .   Section    1.6
"Notice" . . . . . . . . . . . . . . . . . . . .   Section    29.1
"Operating Expenses" . . . . . . . . . . . . . .   Section    5.1(a)
"Operating Payment"  . . . . . . . . . . . . . .   Section    5.2
"Operating Statement". . . . . . . . . . . . . .   Section    5.4
"Operating Year" . . . . . . . . . . . . . . . .   Section    5.1(b)
"Premises" . . . . . . . . . . . . . . . . . . .   Section    1.1
"Prime Rate" . . . . . . . . . . . . . . . . . .   Section    1.6
"Property" . . . . . . . . . . . . . . . . . . .   Section    1.1

"Proposed Transaction" . . . . . . . . . . . . .   Section    8.7
"Rent Commencement Date" . . . . . . . . . . . .   Section    1.3
"Rules and Regulations". . . . . . . . . . . . .   Section    11.1
"Sale or Rental Payments". . . . . . . . . . . .   Section    8.14
"Sublease Rent". . . . . . . . . . . . . . . . .   Section    8.14
"Successor Landlord" . . . . . . . . . . . . . .   Section    6.3
"Superior Lease" . . . . . . . . . . . . . . . .   Section    6.1
"Superior Lessor". . . . . . . . . . . . . . . .   Section    6.1
"Superior Mortgage". . . . . . . . . . . . . . .   Section    6.1
"Superior Mortgagee" . . . . . . . . . . . . . .   Section    6.1
"Taxes". . . . . . . . . . . . . . . . . . . . .   Section    4.1(a)
"Tax Expenses" . . . . . . . . . . . . . . . . .   Section    4.1(c)
"Tax Payment". . . . . . . . . . . . . . . . . .   Section    4.2
"Tax Year" . . . . . . . . . . . . . . . . . . .   Section    4.1(b)
"Tenant's Operating Percentage". . . . . . . . .   Section    5.1(c)
"Tenant's Operating Statement" . . . . . . . . .   Section    5.5
"Tenant's Property". . . . . . . . . . . . . . .   Section    13.2
"Tenant's Tax Percentage". . . . . . . . . . . .   Section    4.1(d)
"Term" . . . . . . . . . . . . . . . . . . . . .   Section    1.2


                    ARTICLE 2.  Use, Compliance and Signs

         2.1. Tenant shall use and occupy the Premises for general office purposes and for no other purpose.

         2.2. If any governmental licenses and permits are required for the proper and lawful conduct of Tenant's businesses in the Premises, Tenant, at its expense, shall procure and maintain such licenses and permits and submit the same to Landlord for inspection upon Landlord's request. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not use, or suffer or permit any person to use, the Premises, or any part thereof, in any manner which
(a) violates the certificate of occupancy for the Premises or for the Building or any other permit or license issued pursuant to any Legal Requirements, (b) causes injury to the Building, (c) constitutes a violation of the Legal Requirements or Insurance Requirements, (d) impairs the character, reputation or appearance of the Building as a first-class office building, or (e) increases (in any material respect) the cost of maintenance, operation and repair of the Building (unless Tenant agrees to pay for such increased cost).

         2.3. In addition to the limitations set forth in Section 2.2, Tenant shall not use, suffer or permit any person to use the Premises or any part thereof (which predominantly involves direct patronage of the general public) for: sale or rental of any products (other than financial products) or materials; financial services to the public provided by a commercial bank, savings bank, safe deposit or savings and loan association or other lender; issuance or sale of traveller's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders; receipt of money for transmission; data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant's business; school; broadcasting center for communications firms; reservation center for airlines or for travel agencies; public auction; or as an office for any of the following: (a) employment agency, (b) foreign government or political subdivision thereof,
(c) governmental bureau or agency of the United States or any state or political subdivision thereof, (d) health care professional, (e) clerical support business, (f) charitable or religious or other not-for-profit organization, or (g) union; nor shall Tenant use, suffer or permit any person to use the Premises or any part thereof for any other use or purpose that
(i) in the reasonable judgment of Landlord is not in keeping with the character and dignity of the Building or (ii) predominantly involves direct patronage of the general public.

         2.4. Tenant shall have the right to place signs within the Premises provided such signs are not visible from outside the Premises. Except as permitted under this Section 2.4, Tenant may not place signs anywhere in the Property, including on the exterior of the Building. Notwithstanding anything to the contrary contained in this Section 2.4, Tenant may place a plaque bearing its name and/or logo, of material, size and design subject to Landlord's reasonable approval in (i) the lobby of the 8th Floor (in a location to be designated by Landlord) and (ii) on the exterior of Tenant's doorway to the Premises. Such plaques shall be installed, cleaned and maintained by Tenant at its sole cost and expense.


                  ARTICLE 3.  No Representations by Landlord


         3.1. Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the real property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy except as set forth on Exhibit F attached hereto and made a part hereof ("Landlord's Work"). If Landlord is delayed in completing Landlord's Work by May 1, 1997, other than as a result of Tenant's actions or Force Majeure Events, the Rent Commencement Date shall be extended for one day for each day of such delay.


                           ARTICLE 4.  Tax Payments

         4.1. For the purposes of this Article and other provisions of this Lease:
         (a) (1) The term "Taxes" shall mean the aggregate amount of all real estate taxes, personal property taxes (except personal property taxes related specifically to other tenants) and any general or special assessments (excluding penalties thereon but including interest incurred on assessments payable in installments, except to the extent such interest is payable by reason of the delinquent payment by Landlord to the taxing authority of such installments) assessed or imposed upon or in respect of the Property, including
    (i) taxes and assessments in respect of any air rights or development rights now appurtenant to and used in connection with the Building,
    (ii) fees, taxes and charges in respect of any vaults, vault space or other space within or outside the boundaries of the Land,
    (iii) assessments for public improvements or benefits to the Building, the Land, or the locality in which the Land is situated, and
    (iv) taxes, assessments and charges in respect of any fixtures, equipment, facilities, systems or personal property of Landlord (except in its capacity as a tenant only if Landlord is a tenant in the Building) serving or used in connection with the Building or the Land.

              (2) All income, estate, succession, inheritance, transfer and franchise taxes shall be excluded from Taxes; provided, however, that if the method of taxation of real estate is changed and as a result thereof any other tax or assessment, however denominated and including any franchise, income, profit, use, occupancy, gross receipts or rental tax, shall be imposed upon Landlord or the owner of the Property or the rents or income therefrom, in substitution for or as an addition to, in whole or in part, any of the taxes or assessments listed in the preceding paragraph, such other tax or assessment shall be included in and deemed part of Taxes, but calculated for this purpose as if the Property and all appurtenances thereto (including development rights) were the only property of Landlord and the income therefrom were the only income of Landlord.

              (3) The amount of any special assessments for public improvements or benefits to be included in Taxes for any year, in the case where the same may at the option of the taxpayer be paid in installments, shall be limited to the amount of the installment due in respect of such year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installments).

              (4) During one or more Tax Years during the Term, the Taxes payable with respect to the Land and/or the Building may be reduced or increased by reason of the New York City Industrial and Commercial Incentive Program (as now or hereafter amended, the "ICIP Program"). For purposes of computing the Tax Payment, Taxes shall be calculated as if such reduction or increase were not applicable (i.e., Taxes will be deemed to be the amount which would be payable in respect thereof if the Property had never participated in the ICIP Program).

         (b) The term "Tax Year" shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes).

         (c) The term "Tax Expenses" shall mean all reasonable expenses, including, without limitation, reasonable attorneys' and accountants' fees and disbursements and experts' and other witnesses' reasonable fees and disbursements, incurred and paid (excluding any form of contingent fees or disbursements) by Landlord in seeking to reduce the amount of any assessed valuation of the Land and/or the Building, in directly contesting the amount or validity of any Taxes, or in seeking a refund of any Taxes.

         (d)  The term "Tenant's Tax Percentage" shall mean 0.590%.

         (e) If any Taxes or assessments assessed or imposed upon or in respect of the Property also cover any other properties, only such amounts thereof as are equitably allocable to the Property shall be included in Taxes.

         (f) The term "Base Tax Amount" means the product of (i) the tax rate in effect with respect to the Property for the July 1, 1997-
    June 30, 1998 Tax Year (the "Base Tax Rate") and (ii) the assessed valuation of the Property for the July 1, 1997- June 30, 1998 Tax Year (the "Base Assessed Valuation").

         4.2. From and after the Rent Commencement Date, for each Tax Year any part of which occurs during the Term, Tenant shall pay to Landlord an amount ("Tax Payment") equal to Tenant's Tax Percentage of the sum of (a) the amount by which Taxes for such Tax Year exceed the Base Tax Amount and
(b) the Tax Expenses paid in such Tax Year relating to such Tax Year or any Tax Year within the term of this Lease. Said payments shall be made as provided in Section 4.3.

         4.3. Landlord shall give Tenant, prior to or after commencement of each Tax Year, a notice setting forth Landlord's estimate of the Tax Payments on account of Taxes and Tax Expenses for such Tax Year. Tenant shall make such Tax Payments for any item of Taxes within 30 days after Landlord gives Tenant a statement therefor; provided, however, Tenant shall not be required to make any such Tax Payment earlier than 30 days before the last day such item or installment may be paid to the taxing authority or its collection agent without incurring interest or penalty for late payment. The Tax Payment for any item constituting Tax Expenses shall be made within 30 days after Landlord gives to Tenant a statement therefor. Such estimate on account of Taxes, as the same may be amended, shall be based on (a) Taxes for the Tax Year with respect to which Tax Payments will be made if the tax rate and tentative or actual assessment are then known or (b) if such information is not then available, 105% of Taxes for the Tax Year immediately prior to the Tax Year with respect to which Tax Payments will be made. Landlord may amend such estimate by notice given to Tenant from time to time to reflect additional information about Taxes and/or Tax Expenses that comes to Landlord's attention or to correct any error made in any prior estimate; said notice may require an increase or decrease in one or more Tax Payments and the Tax Payments shall be adjusted or made as provided in said notice. Promptly after receipt by Landlord of bills for such Taxes and Tax Expenses, Landlord shall give notice to Tenant, together with copies of such bills, of the amount thereof and the computation of the Tax Payments on account thereof, and (i) in the event of a deficiency, Tenant shall pay to Landlord the amount thereof within 30 days after demand therefor, or (ii) in the event of an overpayment, Landlord shall refund to Tenant the amount thereof within 30 days after Landlord's notice.

         4.4. (a) Landlord reserves the right, in its sole discretion, to file any application or commence any proceeding to reduce Taxes. If as a result of any such application or proceeding by or on behalf of Landlord the Base Assessed Valuation is reduced, or if the Base Tax Rate is for any reason reduced, then the Base Tax Amount shall be recalculated. In such event, Landlord may recalculate all prior Tax Payments made or owing by Tenant and bill Tenant for any deficiency resulting from such recalculation. Tenant shall pay any such bill within 30 days after receipt thereof. Notwithstanding the foregoing, Landlord, so long as Landlord is 1325 Limited Partnership, shall commence a tax certiorari proceeding each Tax Year.

         (b) If Landlord receives a refund of Taxes for any Tax Year, Landlord shall promptly pay Tenant's Tax Percentage of the net refund (after deducting from such refund the reasonable costs and expenses of obtaining same to the extent that such reasonable costs and expenses were not included in Tax Expenses or Operating Expenses) to Tenant; provided, however, that such payment to Tenant with respect to a Tax Year shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

         4.5. If the first day for which a Tax Payment is payable hereunder occurs other than on the first day of a Tax Year or a Tax Year ends after the Expiration Date, any Additional Charges in respect thereof payable under this Article shall be equitably prorated to correspond to that portion of such Tax Year occurring within the Term. In addition, if the first day for which a Tax Payment is payable hereunder occurs during a Tax Year in respect of which Landlord already has paid any installments of Taxes, Tenant shall pay to Landlord within 30 days after demand Tenant's equitably prorated share of such installments.


                    ARTICLE 5.  Operating Expense Payments

         5.1. For the purposes of this Article and other provisions of this Lease:

         (a) (1) The term "Operating Expenses" shall mean all expenses incurred by Landlord in respect of the repair, maintenance, operation and cleaning of the Property, including all expenses incurred as a result of Landlord complying with its obligations under this Lease. Operating Expenses shall include (i) salaries, wages paid to persons not above the grade of Building manager, medical, surgical, union and general welfare benefits, including group life insurance and pension and welfare payments and contributions and all other fringe benefits paid to or in respect of all persons (whether employees of Landlord or its managing agent) engaged in the repair, maintenance, operation or cleaning of the Property (which shall include a percentage of the salary and the fringe benefits of the accountant for the Building, such percentage being equal to the percentage of the accountant's time spent on matters relating to the Building), (ii) payroll taxes, workers' compensation, uniforms, dry cleaning and related expenses for such persons, (iii) payments under service contracts in connection with the repair, maintenance, operation and cleaning of the Property,
    (iv) charges for gas, steam, electricity, heat, ventilation, air conditioning, water and other utilities furnished to all parts of the Building (including the Common Areas and other non-rentable areas), other than such utilities and services furnished directly or otherwise billed directly to individual tenants by the party providing the utility or service in question, (v) except as set forth in clause (D) hereof, the cost of the 12th floor and ground floor lobby decorations and of painting and decorating the Common Areas or other non-rentable areas (excluding the cost of decorations/works of art of the quality and nature of "fine art" rather than decorative art work customarily found in first-class office buildings), (vi) the cost (purchase or rental) of tools, supplies, machinery and equipment used in the operation, maintenance, repair or cleaning of the Building and reasonable charges for telephone service, (vii) financial expenses of a nature customarily incurred by owners of first-class office buildings in midtown Manhattan in connection with the operation of the Property, such as insurance premiums (including liability insurance, fire and other casualty insurance, rent insurance and any other insurance that is maintained by Landlord), reasonable attorneys' fees and disbursements (exclusive of fees and disbursements incurred in connection with the application for any reduction of Taxes, the leasing of space or negotiations with tenants in the Building or the enforcement of leases, except to the extent the default giving rise to the enforcement is nonmonetary and could materially adversely affect the structure, building systems or

    Common Areas of the Building or disturb or annoy one or more other tenants or occupants of the Building), auditing and other reasonable professional fees and expenses (excluding any amounts for the accountants included in (i) above), real estate related association dues and any other similar financial expenses incurred in connection with the ownership, maintenance and operation of the Property which are customary in first class office buildings in midtown Manhattan, (viii) charges for window, office, Common Area and other cleaning, janitorial and security services and any other charges of independent contractors to the extent such services are performed for the benefit of the Property, (ix) the cost of repairs and replacements (other than those classified as capital expenditures under generally accepted accounting principles) made by Landlord which are reasonably necessary for the maintenance, operation and/or repair of the Property, or to comply with Legal Requirements or Insurance Requirements imposed on the Property which arise out of conditions occurring after the date hereof or with respect to changes in Legal Requirements or Insurance
    Requirements which render conditions existing as of the date hereof to be violations of such requirements, (x) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Property and not for any individual tenant's special use,
    (xi) the cost of any capital improvements which are reasonably necessary for the maintenance, operation and/or repair of the Property or to comply with Legal Requirements or Insurance Requirements imposed on the Property after the date hereof or which reduce Operating
    Expenses, calculated as follows: the cost of any capital improvement shall be included in Operating Expenses for the Operating Year in which such capital improvement was paid for except that to the extent the cost thereof is required to be (or is customarily capitalized in first-class Manhattan office buildings) capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes and only the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at the Lease Interest Rate, shall be included in Operating Expenses for the Operating Year in question, (xii) the cost of removing rubbish from the Building (excluding the portion, if any, of such cost which is paid by other tenants as extra charges in addition to Operating
    Expenses), and (xiii) all other charges incurred in connection with the operation, maintenance, repair and cleaning of the Property, excluding, however, (A) depreciation, (B) interest on and amortization of any Superior Mortgage or other debt and the cost of consummating any financing or refinancing whether consummated or not, (C) rents under any Superior Lease or other lease and the cost of consummating any Superior Lease or other lease whether consummated or not, (D) the cost in connection with (t) the initial construction of the Building,
    (u) the correction of any defects which occurred in or resulted from the initial construction of the roof, curtain wall, columns, beams, floor slabs, footings and foundations of the Building, (v) the correction of any defects not listed in clause (u) which occurred in or resulted from the initial construction of the Building of which Landlord has actual knowledge within 365 days after the date hereof,
    (w) the correction of any defects which occurred in or resulted from the initial construction of the Building at any time which are covered by enforceable warranties or guarantees, (x) any installation and decoration (including the cost of any contributions by Landlord to individual tenants to the cost of tenant improvements and the cost of any work in excess of building standard work provided to such tenants) incurred in connection with preparing space for any tenant of the Building or preparing the Common Areas of office floors or the Building, (y) preparing any interior or exterior signs for the Building which are in the name of a tenant or (z) any lease or other agreement with a tenant, in the nature of a payment or credit to or on behalf of a tenant, in order to induce such tenant to lease space in the Building, (E) brokerage commissions,
    (F) Taxes, (G) any item of Operating Expenses to the extent Landlord has been or is required to be reimbursed therefor from any person other than as a contribution to Operating Expenses, (H) Landlord's advertising and promotion costs, (I) the cost of capital improvements not covered under Section 5.1(xi), (J) the cost of consummating any disposition or transfer by Landlord of the Property, whether consummated or not, (K) the cost of providing services to retail tenants of the Building that are not generally provided to other tenants of the Building, and (L) the amount of any judgment against Landlord for any misrepresentation or default by Landlord. Operating Expenses shall be calculated on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied. If a cost (or any portion thereof) in connection with the correction of defects in the initial construction of the Building does not fall under clause (D) above, is included in and paid by Tenant as Operating Expenses and is subsequently paid to Landlord by the contractor in question, Landlord shall pay to Tenant Tenant's
    Percentage of the amount so paid to Landlord, after deducting therefrom any reasonable expenses incurred by Landlord, including reasonable attorneys' fees, in obtaining such payment.

              (2) Any cost or expense of the nature described above shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed above.

              (3) If during any Operating Year the tenant of any space in the Building undertook to perform work or services therein in lieu of having Landlord perform same and the cost thereof would have been included in Operating Expenses if done by Landlord, then Operating Expenses for such Operating Year shall include the amount that would have been incurred if Landlord had performed such work or services

    (excluding any operating expenses apportioned to the restaurant on the first floor of the Building).

              (4) Landlord may use related or affiliated persons to provide services or furnish materials for the Property if the rates or fees charged by such persons are competitive with those charged by unrelated or unaffiliated persons in the Borough of Manhattan for the same services or materials.

              (5) If less than 95% of the rentable area of the Building (excluding the retail space on the ground floor and excluding any basement space) is occupied by tenants at any time during any Operating Year, the amount of Operating Expenses used in calculating the Operating Payment for such Operating Year shall be the amount that Operating Expenses would normally have been expected to be had 95% of such rentable area of the Building been fully occupied throughout such Operating Year.

              (6) If an item of Operating Expenses also covers work or services in connection with other properties of Landlord or its affiliates or managing agent, only such amounts thereof as are equitably allocable to the Property shall be included in Operating Expenses.

              (7) The amounts of any item of Operating Expenses with respect to which Landlord has discretion and which are not subject to Legal Requirements, Insurance Requirements, union contracts or other similar restrictions shall not be in excess of the amounts which prudent owners or operators of first-class office buildings in Manhattan would pay for the item in question.

              (8) The fact that this Lease may provide for a repair, service or other item to be provided by Landlord "at Landlord's expense" or "without charge to Tenant" or words of similar import, shall not preclude Landlord from including the cost of such repair, service or item in Operating Expenses if and to the extent such cost is expressly included as an Operating Expense pursuant to
    Section 5.1(a)(1).

         (b) The term "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each succeeding calendar year thereafter.

         (c)  The term "Tenant's Operating Percentage" shall mean 0.597%.

         (d) The term "Base Operating Expense Amount" shall mean the Operating Expenses for the 1997 Operating Year.

         5.2. From and after the Rent Commencement Date, for each Operating Year any part of which occurs during the Term, Tenant shall pay to Landlord an amount ("Operating Payment") equal to Tenant's Operating Percentage of (a) the amount by which Operating Expenses for such Operating Year exceed the Base Operating Expense Amount, and (b) management fees for the Property not to exceed three percent (3%) or, if no managing agent is employed by Landlord, or if Landlord employs an affiliate of Landlord as its managing agent, a sum in lieu thereof equal to 3% of all rents and other income (excluding reimbursements of items other than Taxes and Operating Expenses) derived from the operation of the Property. Said payments shall be made as provided in Section 5.3.

         5.3. Landlord shall give Tenant, prior to or after the commencement of each Operating Year, a notice setting forth Landlord's estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to 1/12th of Landlord's estimate of the Operating Payment for such Operating Year. Landlord may amend such estimate by notice given to Tenant from time to time to reflect additional information about Operating Expenses that comes to Landlord's attention or to correct any error made in any prior estimate; said notice may require an increase or decrease in monthly payments or a separate individual payment and Tenant's payments shall be adjusted or made as provided in said notice. Said notice shall summarize the information which caused the increase or decrease in question. If Landlord gives any such estimate for an Operating Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is given to Tenant, Tenant shall pay to Landlord on the first day of each month in such Operating Year an amount equal to 105% of the monthly sum payable by Tenant under this Section for the last full month of the preceding Operating Year.

         5.4. Within 120 days after the end of each Operating Year, Landlord shall give notice to Tenant containing a reasonably detailed statement of the Operating Expenses for such Operating Year, the correct amount of the Operating Payment for such Operating Year and the computation of Tenant's payment on account thereof ("Operating Statement"), and (i) in the event of a deficiency Tenant shall pay to Landlord the amount thereof within 30 days after demand therefor, and (ii) in the event of an overpayment Landlord shall refund to Tenant the amount thereof within 30 days after such notice. If Landlord fails to pay any refund to Tenant within such 30-day period, the amount of such refund shall bear interest at the Lease Interest Rate, from the date such amount was payable to Tenant to the date of payment thereof by Landlord.

         5.5. Within 90 days after receipt of an Operating Statement, Tenant may give notice to Landlord that Tenant elects to have Tenant's certified public accountant (who or which may be an employee of Tenant) examine such of Landlord's books and records as are directly relevant to the Operating Statement in question. If Tenant does not give such notice within such 90-day period, then the Operating Statement furnished by Landlord shall be conclusive and binding upon Tenant. If Tenant contests an Operating Statement, it must, within 180 days after Tenant receives such Operating Statement, give notice thereof to Landlord containing a reasonably detailed statement of Tenant's calculation of the Operating Expenses for such Operating Year, the amount of the Operating Payment for such Operating Year and the computation of Tenant's payment on account thereof ("Tenant's Operating Statement"). If within 30 days after delivery to Landlord of Tenant's Operating Statement the parties fail to agree on the Operating Payment for such Operating Year, either party may submit the matter to arbitration in accordance with the provisions of Section 5.7. Tenant, pending the resolution of any contest, shall continue to pay all sums determined to be due in the first instance by Landlord's Operating Statement. Upon a resolution of such contest in favor of Tenant, refund shall be made by Landlord to Tenant, together with interest thereon at the Lease Interest Rate from the date of Tenant's payment of the amount in dispute until the date refunded by Landlord. If it is determined in such arbitration that Landlord undercharged Tenant, then Tenant shall pay to Landlord the amount of the undercharge, together with interest thereon at the Lease Interest Rate from the date the Operating Payment in dispute was due until the date the amount undercharged is paid by Tenant.

         5.6. If the first day for which an Operating Payment is payable hereunder occurs other than on the first day of an Operating Year or an Operating Year ends after the Expiration Date, such Operating Payment shall be equitably prorated to correspond to that portion of the Operating Year occurring within the Term.

         5.7. If Tenant contests an Operating Statement in accordance with the provisions of Section 5.5, either party may apply to the then Senior Justice of the Supreme Court of New York, New York County (or the then highest court of general jurisdiction in New York County) for the selection of an arbitrator to resolve such dispute. Such arbitration shall be conducted in the City, County, and State of New York in accordance with the rules then obtaining of the American Arbitration Association (or any successor body of comparable function) and a judgment upon the award may be entered in any court, federal or state, having jurisdiction thereover. The arbitrator shall have at least ten years' current experience in the ownership, management or operation of first class office buildings in midtown Manhattan. The arbitrator shall only determine the Operating Payment for such Operating Year, which Operating Payment shall be an amount not less than the amount thereof set forth in Tenant's Operating Statement for such Operating Year nor more than the amount thereof set forth in the Operating Statement for such

Operating Year. Any Superior Mortgagee and Superior Lessor shall have the right to participate in any such arbitration, and prompt notice thereof shall be given to each Superior Mortgagee and Superior Lessor by Tenant, provided and to the extent Tenant shall have been previously notified of the name and address of such Superior Mortgagees and Superior Lessor. If it is determined in such arbitration that Tenant overpaid Landlord by 5% or less (but not less than 1%) of the actual Operating Payment, then the fees and expenses of such arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and of presenting its own proof.
 If it is determined in such arbitration that Tenant overpaid Landlord by more than 5% of the actual Operating Payment, then the fees and expenses of such arbitration, including the reasonable fees and expenses of Tenant's attorneys and experts, shall be borne by Landlord. If it is determined in such arbitration that Landlord's Operating Statement was correct, that Tenant overpaid Landlord by less than 1% of the actual Operating Payment, or that Tenant underpaid Landlord, then the fees and expenses of such arbitration, including the reasonable fees and expenses of Landlord's attorneys and experts, shall be borne by Tenant.

                   ARTICLE 6.  Subordination to Mortgages and
                               Superior Leases


         6.1. This Lease and all rights of Tenant hereunder shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages now or hereafter existing affecting the Land and/or the Building and/or any of such leases, whether or not such mortgages also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages, and spreaders and consolidations of such mortgages, provided that none of the foregoing shall materially diminish Tenant's rights, or materially increase Tenant's obligations, hereunder. This Section shall be self-operative and no further be instrument of subordination or priority shall required. In confirmation of such subordination or priority Tenant shall execute, acknowledge and deliver promptly after demand therefor any instrument reasonably acceptable to Tenant that Landlord, the lessor under any such lease or the holder of any such mortgage may reasonably request to evidence such subordination or priority. Any lease to which this Lease is subject and subordinate is herein called a "Superior Lease," and the lessor of a Superior Lease is herein called a "Superior Lessor." Any mortgage to which this Lease is subject and subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee."

         6.2. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address were previously furnished to Tenant, and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Superior Mortgagee or Superior Lessor becomes entitled under such Superior Mortgage or Superior Lease to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy).

         6.3. If any Superior Mortgagee or Superior Lessor succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord reasonably requests to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms and conditions set forth in this Lease except that the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under this Lease (except to the extent that the state of facts resulting from such act or omission shall continue to exist after the date such Successor Landlord succeeds to the interest of Landlord and the existence of such state of facts shall itself constitute a breach of Landlord's obligations under this Lease),
(b) subject to any offset which had accrued to Tenant against Landlord, (c) obligated to complete any construction of the Building or the Premises other than as provided in Sections 20 and 21 hereof, (d) obligated to make any payment to or on behalf of Tenant other than as provided in Sections 4.4(b),
5.4 and 5.5, (e) required to account for any security deposit other than any actually delivered to the Successor Landlord, or (f) bound by any previous modification of this Lease or by any prepayment of more than one month's Fixed Rent or Additional Charges unless such modification or prepayment was expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgage through or by reason of which the Successor Landlord succeeded to the rights of Landlord under this Lease.

         6.4. If any prospective or actual Superior Mortgagee or Superior Lessor requires any modification of this Lease, Tenant shall, upon notice thereof from Landlord, promptly execute and deliver to Landlord the instrument accompanying said notice from Landlord to effect such reasonable modification if such instrument does not adversely affect any of Tenant's rights under this Lease and does not increase any of Tenant's monetary or other obligations under this Lease.

         6.5. Tenant hereby irrevocably waives all rights it has, if any, in connection with any zoning lot merger or transfer of development rights in respect of the Property, including any rights it has to be a party to, to contest, or to execute, any declaration of restrictions which would cause the Property to be merged with any other zoning lot provided that Tenant's right to quiet enjoyment as provided in Article 7 is not affected thereby, Tenant's rights hereunder are not diminished and Tenant's obligations hereunder are not increased. This Lease shall be subject and subordinate to any declaration of restrictions or any other document of similar nature and purpose now or hereafter affecting the Property, provided such restrictions do not in any way inhibit the use permitted under this Lease. In confirmation of such waiver and subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord reasonably requests.

                           ARTICLE 7.  Quiet Enjoyment

         7.1. So long as Tenant pays all Fixed Rent and Additional Charges and performs all of Tenant's other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease and to any Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant of Landlord except to the extent of Landlord's interest in this Lease.


                ARTICLE 8.  Assignment, Subletting and Mortgaging

         8.1. Except as otherwise expressly provided in this Lease, Tenant shall not, voluntarily, involuntarily, by operation of law or otherwise, except with the prior consent of Landlord: (a) assign or otherwise transfer this Lease, (b) sublet the Premises or any part thereof, or allow same to be used, occupied or utilized by any person other than Tenant,
(c) advertise or publicize in the media the availability of the Premises or any part thereof, provided that Tenant may list the Premises or any part thereof for assignment or subletting with a broker, agent, representative or otherwise, who may advertise the availability of the Premises but may not advertise rental rates, or (d) mortgage, pledge, encumber or otherwise hypothecate this Lease.

         8.2. If and so long as Tenant is a corporation, partnership, or a limited liability company, the following shall be deemed to be an assignment of this Lease under Section 8.1 prohibited by said Section unless Tenant obtains the prior consent of Landlord: one or more sales or transfers of stock or partnership interests, voluntarily, involuntarily, by operation of law or otherwise, or the issuance of new stock or partnership interests, as a result of which an aggregate of 50% or more of Tenant's stock or partnership interests shall be vested in a party or parties who are not stockholders or partners as of the date hereof; provided, however, that any such sale, transfer or issuance shall not be deemed an assignment or sublet if (i) it was effected for legitimate business purposes and not for the purpose of avoiding the limitations on assignment and subletting set forth in this
Article 8 and (ii) Tenant gives Landlord and each Superior Mortgagee and Superior Lessor notice of such transaction within thirty (30) days after the closing of such transaction. This Section and Section 8.1(a) shall not apply to transactions with a corporation, partnership or limited liability company into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation, partnership or limited liability company which controls or is controlled by Tenant or an affiliate of Tenant or is under common control with Tenant if (a) the successor to Tenant, based on customary real estate standards, has a sufficient financial ability to support the obligations of Tenant under this Lease during the Term, and (b) proof reasonably satisfactory to Landlord of such financial ability is delivered to Landlord at least 10 days prior to the effective date of any such transaction. The provisions of this Section shall not apply to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations. Notwithstanding the foregoing, the original Tenant herein named shall have the right to assign this Lease to an affiliate of the original Tenant herein named without Landlord's consent, provided (x) Tenant gives notice to Landlord of such assignment at least 30 days prior to the effective date thereof, (y) such affiliate of the original Tenant is not insolvent and would not be rendered insolvent by the assumption of this Lease, and (z) the conditions of Section 8.4 are satisfied.

         8.3. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or occupied by any person other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Fixed Rent and Additional Charges, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or occupancy by others shall not relieve Tenant of the obligation to obtain the consent of Landlord to any other or further assignment, mortgaging, subletting or occupancy by others not expressly permitted by this Article
8. References in this Lease to occupancy by others than Tenant shall not be construed as limited to subtenants and those claiming through or under subtenants but shall be construed as including also licensees and others claiming through or under Tenant, immediately or remotely.

         8.4. Any assignment or transfer, whether or not Landlord's consent is required, shall be made only if and shall not be effective until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes the obligations of Tenant under this Lease and whereby the assignee agrees that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Subject to the provisions of
Section 8.5 and notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent or Additional Charges by Landlord from an assignee, transferee, or any other person, the original Tenant herein named and any and all successors in interest of the original Tenant herein named shall remain fully liable (jointly and severally with any immediate or remote successor in interest, including the then Tenant) for the payment of Fixed Rent and Additional Charges and for the other obligations of Tenant under this Lease.

         8.5. The liability under this Lease of the original Tenant herein named and any immediate or remote successor in interest of the original Tenant herein named shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with the then Tenant extending the time of, or modifying any of the obligations under, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease; provided, however, that the original Tenant herein named shall not be bound by any agreements made by Landlord with any then Tenant which increase the obligations or liability of the Tenant hereunder.

         8.6. Neither the listing of any name other than that of Tenant, whether on the door of the Premises or the Building directory, or otherwise, nor the acceptance by Landlord of any check drawn by a person other than Tenant in payment of Fixed Rent or Additional Charges, shall operate to vest in any person any right or interest in this Lease or in the Premises, nor shall same be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the occupancy thereof by any person other than Tenant.

         8.7. Except as specifically provided to the contrary in this
Article 8, if Tenant desires to assign this Lease or sublet all or any part or the Premises, including any assignment or subletting pursuant to Insolvency Laws, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective date (as to an assignment) or commencement date (as to a sublease) of which shall be at least 30 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (c) with respect to a proposed assignment, current financial information in respect of the proposed assignee, including its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may terminate this Lease with respect to the space in question if the proposed transaction (the "Proposed Transaction") is an assignment or is a sublease of all or substantially all of the Premises to any person other than an affiliate of the original Tenant herein named. Said option may be exercised by Landlord by notice to Tenant at any time within 15 Business Days after such notice given by Tenant to Landlord, and during such 15 Business Day period Tenant shall not assign this Lease or sublet such space to any person. If Landlord exercises its option to terminate this Lease, then this Lease shall terminate on the date that the assignment was to be effective or the sublet was to commence, and Fixed Rent and Additional Charges shall be apportioned as of such date, and Tenant shall pay any transfer taxes due and owing in connection with the termination, including any New York State Real Property Transfer Taxes and New York City Real Property Transfer Taxes and any sums due under Section 8.10, and no other sums which may accrue on or after the effective date of termination with respect to the portion of the Premises as to which the Lease has terminated shall be due hereunder.

         8.8. Intentionally deleted.

         8.9. If Landlord does not exercise its option pursuant to
Section 8.7 to so terminate this Lease and Tenant is not in default of any of its obligations under this Lease beyond any applicable notice and cure period, Landlord's consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

         (a)  Tenant has complied with the provisions of this Article 8,

         (b) in Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to use for general office purposes and is not in violation of the Rules and Regulations or any provisions of this Lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building,

         (c) the proposed assignee or subtenant is a reputable person of good character and, in the case of the assignee, based on customary real estate standards, has a sufficient financial ability to support the obligations of Tenant under this Lease from the date of such assignment until the Expiration Date, and Landlord has been furnished with reasonable proof thereof,

         (d) neither the proposed assignee or sublessee nor any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant (excluding any affiliate of the original Tenant) of any part of the Building, provided, however, this subsection (d) shall be of no force and effect if Landlord does not have comparable space available for rent in the Building,


         (e) the proposed assignee or sublessee is not a person with whom Landlord is then negotiating or in the prior six-month period was negotiating to lease space in the Building, provided, however, that this subsection (e) shall be of no force and effect if Landlord does not have comparable space available for rent in the Building, and

         (f) the form of the proposed sublease (if Tenant proposes to sublease all or part of the Premises) is in form reasonably satisfactory to Landlord and complies with the applicable provisions of this Article 8.

         8.10. Provided Landlord has not exercised its option to terminate this Lease in accordance with section 8.7 hereof, Tenant shall reimburse Landlord within 30 days after demand for any reasonable costs incurred by Landlord to non-affiliates of Landlord in connection with any proposed assignment or sublease, whether or not consented to by Landlord, including the reasonable cost of making investigations incurred by Landlord to non-affiliates of Landlord as to the acceptability of the proposed assignee or subtenant, and reasonable attorneys' fees and disbursements in connection with the granting of any requested consent.

         8.11. Notwithstanding the consent by Landlord to any subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall remain fully liable for the payment of Fixed Rent and Additional Charges due and to become due hereunder and for all of the other obligations of Tenant under this Lease. Tenant shall remain fully liable for all acts and omissions of any licensee or subtenant or any person claiming through or under any licensee or subtenant that are in violation of any of the obligations of Tenant under this Lease, and any such violation shall be deemed to be a violation by Tenant.
Notwithstanding any such subletting, no other or further subletting of the Premises by Tenant or any person claiming through or under Tenant shall be made except in compliance with and subject to the provisions of this
Article 8. If Landlord reasonably declines to give its consent to any proposed assignment or sublease (provided Landlord is required to be reasonable pursuant to the provisions of this Article 8), Tenant shall indemnify Landlord against liability in connection with any claims made against Landlord by the proposed assignee or subtenant or by any brokers or other persons with whom Tenant communicated with respect to such proposed assignment or sublease.

         8.12. If (a) Landlord does not exercise its option under
Section 8.7 and Landlord consents to a proposed assignment or sublease and
(b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, then Tenant shall again be required to comply with the provisions of this
Article 8 (as if Tenant had not requested such consent) before assigning this Lease or subletting all or any part of the Premises.

         8.13. Notwithstanding anything to the contrary in this Article 8, the original Tenant herein named shall have the right to sublet all or a portion of the Premises to an affiliate of the original Tenant herein named without Landlord's consent, provided (a) Tenant gives to Landlord not less than ten Business Days prior to the effective date of the sublease a notice including (i) a conformed or photostatic copy of the sublease and (ii) a certification by an officer of Tenant of the relationship between Tenant and the proposed subtenant and (b) the conditions of paragraphs (a), (b) and (c) of Section 8.14 are satisfied.

         8.14. In respect of every sublease:

         (a) no sublease shall be for a term ending later than the day before the Expiration Date,

         (b) no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord,

         (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease and execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment, except that Landlord shall not be
(i) liable for any previous act or omission of Tenant under such sublease,
(ii) subject to any offset which had accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease unless Landlord shall have consented in writing thereto or by any prepayment of more than one month's rent or additional rent, (iv) obligated to make any payment to or on behalf of such subtenant or to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease, or (v) required to account for any security deposit other than any actually delivered to Landlord, and

         (d) the rental and other terms and conditions of each sublease shall be the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 8.7.

         8.15. If Tenant assigns this Lease or sublets all or any portion of the Premises, Tenant shall in consideration therefor pay to Landlord:

         (a) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee or any other person for or in connection with such assignment (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less customary brokerage fees and reasonable attorneys' fees and all other reasonable costs incurred by Tenant in consummating the assignment, and

         (b) in the case of a sublease, any rents, additional charges or other consideration payable to Tenant (collectively, "Sublease Rent"), plus any sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, less customary brokerage fees and reasonable attorneys' fees and all other reasonable costs incurred by Tenant in consummating the sublease ("Sale or Rental Payments"), to the extent that the sum of the Sublease Rent and Sale or Rental Payments is in excess of Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per rentable square foot payable by Tenant hereunder). The deduction for the net unamortized or undepreciated cost in the case of such a sale shall be made in equal monthly installments over the term of the sublease. The sums payable under this subsection shall be paid to Landlord as and when paid by the subtenant or any other person to Tenant.

                      ARTICLE 9.  Compliance With Legal and

                         Insurance Requirements

         9.1. Tenant and Landlord shall each give prompt notice to the other of any notice it receives of the violation of any Legal Requirements or Insurance Requirements in respect of the Premises or the use or occupancy thereof. Tenant shall, regardless of whether Landlord has given Tenant notice as provided in the immediately preceding sentence, at Tenant's expense, comply with all Legal Requirements and Insurance Requirements (including, without limitation, requirements of additional sprinkler heads or changes to the sprinkler system in or serving the Premises) that, in respect of the Premises or the use or occupancy thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant, by reason of or arising out of (a) Alterations, (b) Tenant's use of the Premises, except for the mere use of the Premises as provided in Section 2.1, (c) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, except for the mere use of the Premises as provided in
Section 2.1, (d) any cause or condition created by or at the instance of Tenant, except for the mere use of the Premises as provided in Section 2.1,
(e) Tenant's business, except for the mere use of the Premises as provided in Section 2.1, or the location of partitions, trade fixtures or other contents of the Premises, or (f) the breach of any of Tenant's obligations under this Lease, and Tenant shall pay all the fines, penalties and damages imposed upon, and all reasonable costs and expense incurred by, Landlord or any Superior Lessors or Superior Mortgagees by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. However, Tenant need not comply with any Legal Requirement so long as Tenant is contesting the validity thereof or the applicability thereof to the Premises in accordance with Section 9.2. Landlord shall comply with all other Legal Requirements and Insurance Requirements affecting the Premises or access thereto (including Legal Requirements requiring structural changes, additions, repairs or alterations provided that same do not arise out of or by reason of the matters identified in clauses (a) through (f) above) but may similarly defer compliance so long as Landlord is contesting the validity or applicability thereof. Landlord represents to Tenant that the Premises do not contain any asbestos-containing materials nor do they contain other hazardous materials (as defined pursuant to Legal Requirements) in quantities exceeding those permitted under applicable Legal Requirements. In the event that there is a breach of the representation in the preceding sentence, Landlord, at its sole expense, shall (a) remove any such materials present in the Premises on the Commencement Date or which were brought into the Premises by Landlord subsequent thereto, and (b) indemnify Tenant with respect thereto.

         9.2. Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith the validity or applicability to the Premises of any Legal Requirements provided that (a) the condition which is the subject of such contest does not in Landlord's reasonable judgment pose a danger to persons or property,
(b) neither Landlord nor any Superior Lessor or Superior Mortgagee is subject to criminal penalty or to prosecution for a crime, and neither the Building nor any part thereof is subject to being condemned or vacated, by reason of noncompliance or otherwise by reason of such contest, (c) before the commencement of such contest, Tenant furnishes to Landlord security in an amount equal to the cost of such compliance plus any penalties which may accrue during the term of such noncompliance reasonably satisfactory to Landlord, and (d) such noncompliance or contest does not constitute or result in any violation of any Superior Lease or Superior Mortgage (or if any Superior Lease and/or Superior Mortgage permits such noncompliance or contest only if Landlord takes some specified action or furnishes security, such action is taken and/or such security is furnished at the expense of Tenant). Tenant shall keep Landlord advised as to the status of such proceedings and Tenant shall indemnify Landlord against liability in connection with such contest or noncompliance. Without limiting the application of the above, Landlord, any Superior Lessor and any Superior Mortgagee shall be deemed

"subject to prosecution for a crime" for purposes of this Section 9.2 if Landlord or any Superior Lessor or Superior Mortgagee, or any managing agent for the Building, or any officer, director, partner, shareholder or employee of Landlord or of any managing agent for the Building or of any Superior Lessor or Superior Mortgagee, is charged with, or is at risk of being charged with, a crime of any kind or degree, whether by service of a summons or otherwise unless and for so long as such party obtains a court order staying such summons or other means of charge.

         9.3. The provisions of Article 12, to the extent applicable, shall apply to the work (and the plans and specifications therefor) which Tenant performs or causes to be performed under this Article 9.

         9.4. Landlord shall maintain a certificate of occupancy for the Building, which would be consistent with the uses permitted under a certificate of occupancy for the Premises for the uses set forth in
Section 2.1, in full force and effect, provided that Tenant and Tenant's employees, contractors, agents, licensees and invitees shall not do anything to cause said certificate of occupancy to be revoked or unable to be renewed.

                             ARTICLE 10.  Insurance

         10.1. Tenant shall not violate or permit the violation of any Insurance Requirements and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Lessor or Superior Mortgagee to liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect of insurance maintained by Landlord over the rate which would otherwise then be in effect, or which would result in an insurance company refusing to insure all or any part of the Property or any contents thereof in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance maintained by Landlord.

         10.2. If Landlord has knowledge of any use, cause or condition with respect to the Premises which may cause the premiums on any insurance maintained by Landlord to be higher than they otherwise would be, Landlord shall give Tenant prompt notice thereof. If, by reason of (a) any failure of Tenant to comply with the provisions of Section 9.1 or Section 10.1,
(b) Tenant's particular use of the Premises, or (c) any cause or condition created by or at the instance of Tenant, including, without limitation, the doing of or failure to do any Tenant's work or the making of or failure to make any Alterations or repairs, the premiums on any insurance maintained by Landlord shall be higher than they otherwise would be, Tenant shall reimburse Landlord on demand for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for any insurance maintained by Landlord issued by the New York Fire Insurance Rating Organization or other similar body making rates shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to such insurance.


         10.3. Tenant, at its expense, shall maintain (a) "broad-form" property insurance covering Tenant's Property to a limit of not less than 90% of the replacement cost thereof, and (b) comprehensive general liability insurance, including a contractual liability endorsement, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessors and Superior Mortgagees whose names and addresses were furnished to Tenant, as additional insureds, with limits of not less than $1,000,000 primary coverage with $5,000,000 umbrella coverage combined single limit for bodily injury (or death) and property damage liability in any occurrence. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and all additional insureds certificates and copies of the binders for such insurance in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent no later than 10 days after the Commencement Date, but in any event prior to the commencement of any Tenant's work. All such policies shall be noncancellable in respect of Landlord and any additional insureds unless 30 days' prior written notice (10 days' prior written notice in the event of non-payment of the premium) is given to Landlord and all additional insureds and all such policies shall provide that no act or omission of Tenant shall affect or limit the obligations of the insurer in respect of Landlord and the additional insureds. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof. Tenant shall deliver to Landlord and all additional insureds certificates and copies of the binders for renewal policies issued by the insurance company or its authorized agent at least 10 days prior to the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York, reasonably satisfactory to Landlord and with a Best's (or its successor) rating of A XIV or better.

         10.4. Each party shall have included in each of its casualty insurance policies (insuring the Building and Landlord's property therein in the case of Landlord, and insuring Tenant's Property in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission is not, or ceases to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its reasonable efforts to obtain same from another insurance company. If such waiver, agreement or permission is obtainable only by payment of an additional charge, the insured party shall so notify the other party promptly after learning thereof, and the insured party shall not be required to obtain said waiver, agreement or permission unless the other party pays the additional charge therefor. Each party hereby releases the other in respect of any claim (including a claim for negligence) which it might otherwise have against the other for loss, damage or destruction of or to its property to the extent to which it is insured under a policy containing (i) a waiver of subrogation, (ii) express agreement that such policy shall not be invalidated by such release or (iii) permission to release liability, as provided above in this Section. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of or to its property, the other party is liable to the first party in respect thereof or is obligated under this Lease to make replacement, repair, restoration or payment, then, provided the first party's right of full recovery under its insurance policy is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section shall be deemed to (i) relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or (ii) nullify any abatement or reduction of rents provided for elsewhere in this Lease.

         10.5. Landlord may from time to time, but not more frequently than once every year, require that the amount of comprehensive general liability insurance to be maintained by Tenant under Section 10.3 be reasonably increased, so that the amount thereof adequately protects Landlord's interest in accordance with standards for such insurance
(a) carried by occupants of similar first-class office buildings in midtown Manhattan, or (b) of any Superior Mortgagee or Superior Lessor.

                       ARTICLE 11.  Rules and Regulations

         11.1. Tenant shall and shall cause its subtenants and licensees, and its and their respective employees, agents, contractors and invitees, to observe and comply with the rules and regulations attached hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times makes and notifies Tenant of which in Landlord's judgment are necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building. Such rules and regulations as changed from time to time are herein called the "Rules and Regulations." In case of any conflict, inapplicability or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

         11.2. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or other person, and Landlord shall not be liable to Tenant for violation by any other tenant or other person of the Rules and Regulations or the rules and regulations contained in such other leases. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner against all tenants.

                            ARTICLE 12.  Alterations

         12.1. Tenant may from time to time, at its expense, make such alterations ("Alterations") to the Premises as Tenant reasonably considers necessary for the conduct of its business in the Premises, provided and upon condition that: (a) the Alterations are non-structural and the structural integrity of the Building is not affected, (b) the Alterations are to the interior of the Premises, no part of the Building outside of the Premises is affected, and the outside appearance of the Building is not affected, and (c) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building is not adversely affected and the usage of such systems by Tenant is not materially increased, provided that if Tenant does not initially use 6 watts of connected electrical load per rentable square foot of the Premises as provided in Section 15.1, Tenant shall have the right to increase its connected electrical load up to such amount. Before proceeding with any Alteration other than nonstructural decorative changes, Tenant shall submit to Landlord for Landlord's approval (which shall not be unreasonably withheld, delayed or conditioned) plans and/or specifications, if required, and all changes thereto for the work to be done, and Tenant shall not proceed with such work until it obtains such approval. Landlord's approval shall be deemed granted if Landlord has not responded within twenty
(20) Business Days after all such plans and specifications have been submitted to Landlord. In connection with Alterations affecting mechanical, electrical, plumbing, heating, ventilation, air conditioning or sprinkler systems, Tenant shall pay to Landlord within 30 days after demand the reasonable direct costs and expenses incurred by Landlord to non-affiliates of Landlord in (i) reviewing said plans and specifications and any changes thereto and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements including the fees or costs of any architect, engineer or draftsman (excluding the cost of architects, engineers or draftsmen who are employees of Landlord or affiliates of Landlord) for such purposes. Before proceeding with any Alteration that will cost more than $20,000 (exclusive of items constituting Tenant's Property and nonstructural decorative changes), as estimated, at Tenant's expense, by a reputable and experienced contractor reasonably satisfactory to Landlord, Tenant shall obtain and deliver to Landlord a copy of the most recent financial statement of Tenant's contractor, evidence satisfactory to Landlord that Tenant's contractor has at least five years' prior experience in performing the type(s) of Alterations contemplated and such security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of making Alterations. Any review or approval by Landlord of any plans or specifications in respect of any Alterations is solely for Landlord's benefit and without any representation or warranty to Tenant as to the adequacy, correctness or efficiency thereof or otherwise. Landlord shall approve or disapprove Tenant's plans and/or specifications for Alterations within 10 Business Days after receipt thereof. Failure of Landlord to approve or disapprove any portion of Tenant's plans and/or specifications within such 10 Business Day period shall be deemed approval. Landlord shall not unreasonably withhold its approval to Tenant's plans and/or specifications, except those portions thereof which may affect mechanical, electrical, plumbing, heating, ventilation, air-conditioning or sprinkler systems. Alterations shall not include Landlord's Work.

         12.2. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with the provisions of Section 37.2 and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those initially installed in the Premises. Alterations shall be performed by contractors first approved by Landlord as provided in Section 12.1; provided, however, that any contractor who will be performing permitted work involving the mechanical, electrical, plumbing, heating, ventilation, air-conditioning or sprinkler systems in the Building must be selected from Landlord's then Building standard list. Such list shall contain at least three contractors per trade and shall be furnished to Tenant upon request. Alterations shall be performed in such a manner as not to violate union contracts affecting the Property, or to create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant of the Building. If any such event occurs, Tenant shall cause such manner of performance to be terminated immediately after Tenant has actual knowledge thereof. If Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease or pursuant to law or equity, shall have the right of injunction. In addition, Alterations shall be performed in such a manner as not to (a) otherwise unreasonably interfere with or delay, or (b) impose any additional expense upon, Landlord in the construction, maintenance, repair, operation or cleaning of the Building

(which additional expense, if charged by an affiliate of Landlord, must be competitive with that charged by unaffiliated persons for the same services in first-class office buildings in Manhattan), and if any such additional expense is incurred by Landlord as a result of Tenant's performance of Alterations, Tenant shall pay such additional expense to Landlord within 30 days after demand. Throughout the performance of Alterations, Tenant shall carry, or cause its contractors to carry, workers' compensation insurance in statutory limits, "Builder's Risk" insurance reasonably satisfactory to Landlord, and comprehensive general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessors and Superior Mortgagees whose names and addresses were furnished to Tenant shall be named as additional insureds, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord and with a Best's (or its successor) rating of A XIV or better or the then equivalent of such rating. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect before the commencement of Alterations and, on request, at reasonable intervals during the continuance of Alterations. If any Alterations involve the removal of any fixtures, equipment or other property in the Premises, other than Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with fixtures, equipment or other property of like utility and at least equal value, except to the extent such items are obsolete or may be replaced by high quality time-saving items. Upon completion of any Alterations that cost in excess of $10,000 (other than mere decorations and items constituting Tenant's Property), Tenant shall deliver to Landlord not less than two scaled and dimensioned prints of "as-built" plans for such Alteration.

         12.3. Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant which are issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall indemnify Landlord against liability in connection with any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant, including security interests in any materials, fixtures or articles so installed in the Premises. Tenant, at its expense, shall procure the satisfaction or discharge (by bond or otherwise) of record of all such liens and encumbrances within 30 days after Tenant has received notice thereof from any person.

                  ARTICLE 13.  Landlord's and Tenant's Property

         13.1. Except as provided in Section 13.2, all fixtures, equipment, improvements and appurtenances, including utility lines and equipment, attached to or built into the Premises before or after the Commencement Date, whether by or at the expense of Landlord or Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant.

         13.2. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment (excluding cabling), whether or not attached to or built into the Premises, which are installed in the Premises by Tenant at any time during the Term without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings, and all other articles of movable personal property owned by Tenant and located and used in the Premises at any time during the Term (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that if any Tenant's Property is installed or removed, Tenant shall repair or pay the cost of repairing any damage to the Premises (except for minor incidental dents and scratches) or to the Building resulting from the installation and/or removal thereof.

    13.3. At or before the Expiration Date, or within 20 days after an earlier termination date, Tenant, at its expense, shall remove from the Premises all Tenant's Property, and Tenant shall repair any damage to the Premises (except for minor incidental dents and scratches) and the Building resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property which remain in the Premises after the Expiration Date, or after 20 days following an earlier termination, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord without accountability in such manner as Landlord shall determine at Tenant's expense.


                      ARTICLE 14.  Repairs and Maintenance

    14.1. Tenant shall, at its expense, take good care of the Premises, the fixtures and appurtenances therein, the space above the hung ceiling of the Premises and the fixtures and appurtenances therein, and any Tenant's Property. Tenant shall be responsible for and shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Premises and the Building the need for which arises out of (a) the performance or existence of any Alterations or other work by Tenant, (b) the installation, use or operation of Tenant's Property (provided that Tenant shall be responsible for exterior, structural and extraordinary repairs resulting from such installation, use or operation only if such installation, use or operation is negligent, constitutes willful misconduct or is otherwise in breach or default of Tenant's express obligations under this Lease), (c) the moving of Tenant's Property in or out of the Premises (except for minor incidental dents and scratches) or the Building, or (d) the negligence or willful misconduct of or by Tenant or any of its subtenants or licensees, or its or their respective employees, agents, contractors or invitees. Tenant, at its expense (except to the extent covered by Landlord's insurance), shall promptly replace all damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, painting, maintenance and replacement of wall and floor coverings in the Premises and to the extent resulting from or in connection with Alterations undertaken by Tenant, for the repair, maintenance and replacement of all mechanical, electrical, sanitary, heating, ventilating, air conditioning and other fixtures and equipment therein and above the hung ceiling thereof. Notwithstanding the foregoing, Tenant shall not be responsible for the repair, maintenance or replacement of the perimeter heating system unless the need therefor arises out of any of the matters listed in clauses (a) through
(d) above. Any repairs and replacements required to be made by Tenant shall be performed only by contractors reasonably approved by Landlord; provided, however, that repairs or replacements to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems shall be performed only by contractors selected from Landlord's then Building standard list as described in Section 12.2. All replacements shall be at least equal in utility and value to the utility and value that the materials and equipment being replaced had when they were installed. Any repairs and replacements for which Tenant is responsible may, at Landlord's option, be performed by Landlord upon at least ten (10) Business Days' notice (except in an emergency) if such repair or replacement will affect any Building system or any other tenant's premises or work, at Tenant's expense, and Landlord may, at its option, before Landlord or Tenant commences any such work or at any time thereafter, require Tenant to furnish to Landlord security reasonably satisfactory to Landlord under the same terms and conditions as would apply if such repair or replacement were an Alteration.
Notwithstanding the foregoing, at any time that Tenant has commenced any work pursuant to this Section 14.1 and is diligently proceeding to complete the same, Landlord shall not have the right to perform the work in question.

    14.2. Landlord shall promptly make all repairs, structural and otherwise, interior and exterior, as and when needed in or to the Building and the Premises (including structural repairs and repairs to the Building systems, provided the need for same does not arise out of any of the matters identified in clauses (a) through (d) of Section 14.1 or the third sentence of said Section) except for those repairs for which Tenant or any other tenant is responsible. If such repairs are to be performed within the Premises, Landlord shall perform them, except in cases of emergency, upon reasonable notice to Tenant. Notwithstanding anything to the contrary contained in this Section 14.2, except in cases of emergency, any such repairs performed within the Premises shall be performed by Landlord after Business Hours (i) if such repairs would unreasonably interfere with the normal conduct of Tenant's business or (ii) even if such repairs would not interfere with the normal conduct of Tenant's business, if Tenant requests that Landlord perform such repairs after Business Hours and agrees to pay the additional cost incurred by Landlord as a result thereof.

    14.3. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make hereunder, under any other agreement to which Landlord is a party or pursuant to Legal Requirements or Insurance Requirements; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Premises during the performance of any such repairs.

    14.4. Landlord shall maintain and repair the Building as a first-class office building in accordance with what are customarily considered to be the standards for first-class office buildings in midtown Manhattan.

                          ARTICLE 15.  Electric Energy

    15.1. Landlord has installed a riser and feeder to furnish electric service to the Premises. Such service shall provide 6 watts of connected load per rentable square foot of the Premises for all of Tenant's power and lighting requirements, including any supplemental air conditioning system(s), computers or other electrical equipment installed by Tenant in the Premises (but exclusive of electricity to operate the air conditioning equipment on the floors on which the Premises is located as shown on Exhibit A (the "HVAC Units")). All transformers, panel boxes and circuit breakers required in order to furnish the electric service to the Premises described in this Section 15.1, shall be furnished and installed as provided in Article 12 (if done as an Alteration).

    15.2. Tenant shall obtain and pay for Tenant's supply of electric current to the Premises by direct application to and arrangement with the public utility company servicing the Building, which electric current shall (subject to the provisions of Section 15.3) also serve the HVAC Units. Tenant shall not use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Premises would result in an overload of the electrical equipment supplying electric current to the Premises. Tenant shall not permit its use of electric current to exceed the lesser of (a) 6 watts per rentable square foot of the Premises and (b) the capacity of the electrical distribution system in the Premises.

    15.3. Notwithstanding the provisions of Section 15.2, unless and until the Premises include the entire rentable area of the 8th floor, the following shall apply:

    (a) For the purposes of this Section 15.3, Landlord and Tenant agree that the term "Cost per Kilowatt Hour" shall mean the total cost for electricity as charged to Landlord by the public utility company to service the Premises, as measured by the meter servicing that portion of the Building in which the Premises are located, during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof but deducting therefrom any utility company rebates) divided by the total kilowatt hours for the entire 8th floor purchased by Landlord from the public utility during such period. Tenant shall pay to Landlord, as Additional Rent, an amount determined by applying the Cost per Kilowatt Hour to Tenant's consumption of electricity within the Premises (other than for the HVAC Units) as recorded on the submeter servicing the Premises (which shall be installed by Landlord at its expense). Landlord shall render to Tenant current bills for electricity Additional Rent on a monthly basis (If requested by Tenant at such time, Landlord shall also provide a copy of the underlying utility bill). If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by Federal, State or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such taxes shall be included in the bill of, and paid by, Tenant to Landlord, as Additional Rent. The actual reasonable costs incurred by Landlord for meter readings for the submeter and the actual reasonable costs incurred by Landlord in the maintenance of such submeter shall be included in the bill of, and paid by, Tenant to Landlord, as Additional Rent.

    (b) The electric current serving the HVAC Units on the 8th floor will be measured by a separate meter (the "HVAC Meter"). The supply of electric current measured by the HVAC Meter shall be arranged for by Landlord with the public utility company servicing the Building. Tenant shall pay to Landlord for its share of such electric current, an amount which is in the same ratio to the total cost to Landlord of all electric current measured by the HVAC Meter as the amount of Tenant's electrical consumption for the 8th floor (as measured in accordance with Section 15.3(a)) bears to the total electrical consumption on the 8th floor (other than the electric current consumed by the HVAC Units on the 8th floor).

    15.4. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant's requirements unless due to the negligence or willful misconduct of Landlord, its agents, employees or contractors.

    15.5. Landlord, at Tenant's request and Tenant's cost and expense, shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises at reasonably competitive prices (except that Landlord shall have furnished and installed all of the foregoing at its sole cost and expense as of the Commencement Date). All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the Expiration Date or sooner termination of this Lease.

               ARTICLE 16.  Heat, Ventilation and Air-Conditioning

    16.1. Landlord shall cause the HVAC Units on the floor on which the Premises is located and which serves the Premises to perform in accordance with the following design conditions:

         Summer:

         Outdoor Design Conditions:  89 F db, 75 F wb
         Inside Conditions:  78 F db, 50% RH

         Winter:

         Outdoor Design Conditions:  5 F and 15 mph wind
         Inside Temperature:  70 F

At all times during the Term, Landlord shall cause (a) the Building heating, ventilation and air-conditioning system to provide outside air for ventilation of not less than 2500 CFM for each floor of the Building on which the Premises or any portion thereof is located and (b) the HVAC Units to be inspected, monitored and maintained in accordance with the standard recommended by the American Society of Heating, Refrigerating and Air Conditioning Engineers, Inc. for such HVAC Units. Landlord shall, subject to energy and water conservation Legal Requirements, furnish heat to the perimeter fin tubes in the Premises and ventilation and air-conditioning to Tenant's horizontal distribution system in the Premises, as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Premises and except that Tenant shall pay for the electric current that serves the HVAC Units as set forth in Section 15.3) for reasonably comfortable occupancy of the Premises during Business Hours as provided above. If Tenant requires heat, ventilation or air-conditioning at any other time, Landlord shall furnish such service for such times, if required for a Business Day, upon not less than three hours' advance notice from Tenant and if required for a day other than a Business Day, upon notice from Tenant given not later than 3:00 p.m. on the Business

Day immediately preceding such other day. Tenant shall pay to Landlord, within 30 days after demand, Landlord's overtime charge for heating and/or ventilating the Premises, which is $40 per hour for each floor of the Premises for which such overtime service is requested by Tenant (which shall be prorated to the extent other tenants on the 8th floor request overtime for the same period), subject to CPI Adjustment. If Tenant gives Landlord shorter notice than as provided above, Landlord shall use reasonable efforts, but shall not be required, to comply with such request.

    16.2. The performance by Landlord of its obligations under Section 16.1 is conditioned upon Tenant's connected load not exceeding 4 watts per rentable square foot in the Premises and upon the occupancy of the Premises not exceeding one individual per 125 rentable square feet in the Premises. Use of the Premises or any part thereof in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilation and/or air-conditioning in the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises in order to provide comfortable occupancy. Such changes shall be made at Tenant's expense as Alterations in accordance with the provisions of Article 12, but only to the extent permitted and upon the conditions set forth in that Article.

             ARTICLE 17.  Other Services, Service Interruption
                  and Building Directory

    17.1. Landlord shall make available to the floor on which the Premises is located hot and cold water for drinking, pantry, lavatory and normal cleaning purposes in the restrooms. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of such cold water and hot water for such other purposes. Tenant shall reimburse Landlord, within 30 days after demand, for the cost of all cold water and hot water consumed by Tenant as shown on such meters.

         17.2. Landlord shall cause the Premises, including the exterior and interior of the exterior windows, to be cleaned in a manner standard to the Building which shall be substantially in accordance with the provisions of Exhibit E. Landlord may change Exhibit E from time to time to the extent required to conform to changes in union contracts covering persons performing such services, in accordance with cleaning standards then generally applicable to first-class office buildings in midtown Manhattan. Landlord shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations or private lavatories or toilets. Tenant shall pay to Landlord within 30 days after demand the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees, (ii) use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than required in normal office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) special materials or finishes on items installed by Tenant or its subtenants, (b) collection and removal from the Premises and the Building of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or, at Tenant's request, at times other than Landlord's standard cleaning times, and
(c) extra cleaning work required due to use of the Premises by Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees other than during Business Hours. The foregoing costs shall be consistent with charges for similar services then generally being performed in other first-class office buildings in midtown Manhattan, taking into consideration the use and nature of the Premises and the work in question. Promptly after Landlord determines that any such costs will be incurred, Landlord shall give Tenant notice thereof.

    17.3. Landlord shall provide passenger elevator service to the Premises during Business Hours, and Landlord shall have at least one passenger elevator subject to call at all other times. If Tenant requires freight elevator service at any time, or more than one passenger elevator at any time other than during Business Hours, Landlord shall use reasonable efforts to furnish such service upon not less than five hours' advance notice from Tenant if required for a Business Day and if required for a day other than a Business Day, upon notice from Tenant given not later than 1:00 p.m. on the Business Day immediately preceding such other day, and Tenant shall pay to Landlord within 30 days after demand Landlord's then established charges therefor. If other tenants simultaneously require any such elevator service and Tenant is required to share the use of such service, then Tenant shall only be required to pay its pro rata share, as reasonably determined by Landlord, of such charges. The use of the elevators shall be subject to the Rules and Regulations. In addition, Landlord agrees to provide Tenant, at Landlord's sole cost and expense, up to ten (10) hours of freight elevator service during non-Business Hours in connection with Tenant's move into the Premises.

    17.4. Landlord shall have the right, without affecting Tenant's obligations under this Lease, to stop or interrupt or reduce service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator, sprinkler, water or other Building systems, or to stop or interrupt or reduce any other services required of Landlord under this Lease (whether or not specified in Article 16 or in this Article), whenever and for so long as may be necessary, by reason of (a) Force Majeure Events or (b) the making of repairs, additions, changes or replacements which Landlord is required or permitted to make or in good faith deems reasonably necessary; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Premises and shall make such repairs with reasonable diligence. Tenant shall be entitled to an abatement of Fixed Rent and

Additional Rent if, as a result of Landlord's acts or Force Majeure Events, there is a loss of access or services which renders the Premises untenantable for seven (7) consecutive days and Tenant in fact does not use or occupy the Premises during that period. Such abatement of Fixed Rent shall begin on the eleventh day and shall be in addition to any other rights or remedies of Tenant under this Lease.

    17.5. Landlord, at Tenant's request, shall maintain listings on the Building directory of the names of Tenant and any of Tenant's officers, affiliates and employees and any permitted subtenants or occupants of Tenant, provided that the names so listed shall not use more than Tenant's Operating Percentage of the space on the Building directory. Notwithstanding the foregoing, Landlord shall maintain not less than 25 listings for the benefit of Tenant and any permitted subtenants of Tenant.

              ARTICLE 18.  Access, Notice of Occurrences, Windows,
                   Name of Building and No Dedication

    18.1. Except for (a) the space below the hung ceiling and above the floor and bounded by the interior surfaces of the walls, windows and doors bounding the Premises, and (b) the space above the hung ceiling in which Tenant is permitted to install, maintain, operate, repair and replace Tenant's Work and Alterations, all of the Building, including exterior Building walls, core corridor walls and doors and any core corridor entrances, any terraces or roofs adjacent to the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord shall have the right, at any time, without affecting any of Tenant's obligations under this Lease, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises upon reasonable notice to Tenant (except in the case of emergencies) and to make such changes, alterations, additions and improvements in or to the Building and Common Areas as Landlord deems necessary or desirable, provided the same do not reduce the rentable square feet of the Premises by more than a de minimis amount or interfere with the conduct of Tenant's business in the Premises. Landlord shall use reasonable efforts in such instances to minimize interference with Tenant's business in the Premises and Landlord shall repair or cause to be repaired any damage caused to the Premises as a result of the exercise of any such right.

    18.2. Landlord and its agents shall have the right to enter and/or pass through and/or be on the Premises at any time or times to examine the Premises and to show it to actual or prospective Superior Lessors or Superior Mortgagees or prospective purchasers of the Building at reasonable times (except in the case of emergencies) on reasonable notice (except in the case of emergencies). Landlord, its agents and contractors (including cleaning contractors) and their respective employees (a) shall have the right to enter and/or pass through and/or be on the Premises at reasonable times (except in the case of emergencies) on reasonable notice (except in the case of emergencies) to make such repairs, alterations and improvements in or to the Building as Landlord is required or desires to make (except that access for Landlord's cleaning contractors and its employees to clean the Premises on Business Days shall only be from 6:00 p.m. to 8:00 a.m. and shall not require notice), and (b) shall have the right to use, without charge therefor, all light, power and water in the Premises while making repairs or alterations in the Premises. Landlord shall have the right to take all materials into and on the Premises that may be reasonably required in connection therewith and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant's obligations under this Lease. During the period of 6 months prior to the Expiration Date, Landlord and its agents may exhibit the Premises at reasonable times to prospective tenants on reasonable notice to Tenant. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business in the Premises and shall proceed with reasonable diligence when Landlord enters and/or passes through and/or is on the Premises and/or makes Building repairs, alterations and improvements therein pursuant to this Section 18.2, and Landlord shall make Building repairs, alterations and improvements therein at times other than during Business Hours (except in the case of emergencies) if such repairs, alterations or improvements would interfere with the conduct of Tenant's business in the Premises.

    18.3. If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building other than the Premises is temporarily or permanently closed or inoperable, same shall not be deemed an actual or constructive eviction and, provided there is reasonable access to the Premises, shall have no effect upon Tenant's obligations under this Lease.

    18.4. Landlord may adopt any name for the Building, and Landlord shall have the right to change the name and/or address of the Building at any time and from time to time.

    18.5. Landlord and its agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, (a) by any receiver, trustee, sheriff, marshal or other public official entitled to, or purporting to be entitled to, and demanding such access (i) for the purpose of taking possession of or removing any Tenant's Property or the property of any other occupant of the Premises, or (ii) for any other lawful purpose, or
(b) by any representative of the fire, police, building, sanitation or other department or instrumentality of any borough, city, state or federal government who demands such access (provided that in any such event if Landlord has prior notice of such demand, Landlord shall use reasonable efforts to notify Tenant thereof (except in the case of an emergency)). Nothing contained in, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

    18.6. Tenant shall give notice to Landlord, promptly after Tenant has notice of same, of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises,

(c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, sprinkler, heating, ventilating, air-conditioning, plumbing, elevator or other systems located in or passing through the Premises.

    18.7. If an excavation is made or is to be made upon land adjacent to or under the Building, upon reasonable notice (except in the case of an emergency) and at times reasonably approved by Tenant, subject to Legal Requirements, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person deems necessary or desirable to preserve and protect the Building from injury or damage and to support same by proper foundations, and same shall not be deemed an actual or constructive eviction and shall have no effect on Tenant's obligations under this Lease.

    18.8. If Tenant is not present when for any reason entry into the Premises is necessary or permissible, Landlord or Landlord's agents may enter same by a master key, or may forcibly enter same, in the case of an emergency or if requested by any person listed in Section 18.5, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents accord reasonable care to Tenant's Property), and such entry shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant's obligations under this Lease. Notwithstanding anything which may be to the contrary hereinabove or in the Rules and Regulations, Tenant shall have the right to install a security system in the Premises which permits access by master codes or cards and keys, subject to Landlord's approval, and Tenant shall be required to provide Landlord only with the master codes, cards or keys for such system.

    18.9. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Property to the public at any time to the extent necessary to prevent a dedication thereof for public use and at any time other than Business Hours to the extent Landlord deems reasonably necessary for any other reason.

                 ARTICLE 19.  Non-Liability and Indemnification

    19.1. Except as otherwise specifically provided herein, neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or misconduct of Landlord or the Superior Lessor or Superior Mortgagee or their respective contractors, agents or employees, in the operation or maintenance of the Premises or the Building. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable (a) for any damage caused by other tenants or persons in, on or about the Building, or (b) even if resulting from negligence or willful misconduct, for consequential damages of Tenant or any subtenant or licensee of Tenant or for punitive damages.

    19.2. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Property in the event of any claim against Landlord or any partner, director, officer, agent or employee of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, shall be limited to such estate and property of Landlord. No other properties or assets of Landlord or any partner, director, officer, agent or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and if Tenant acquires a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant or any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to perform or observe a judicial decree or determination, unless Tenant looks solely to the estate and property of Landlord in and to the Property to satisfy such payment. The foregoing provisions are not intended to, and shall not, limit any right Tenant may otherwise have to obtain (i) injunctive relief or other equitable relief to the extent allowed by law except as otherwise provided above; and
(ii) proceeds actually received from any insurance maintained by Landlord.

    19.3. Tenant shall indemnify Landlord against liability in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created (other than by Landlord or its employees, agents, contractors or invitees) in or about the Premises during the Term, (b) any negligence or willful misconduct of Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees relating to the Premises or the Property or any portion thereof, (c) any accident, injury or damage (unless caused by the negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees) occurring in, at or upon the Premises, (d) the failure of Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees to comply with Legal Requirements and Insurance Requirements or (e) any other breach or default by Tenant under this Lease. Subject to the provisions of Section 10.4 and this Article 19, Landlord shall indemnify Tenant against liability finally determined by a court of competent jurisdiction to have arisen or been caused by a breach or default by Landlord under this Lease, or to have arisen from or been caused by any negligent act or willful misconduct of Landlord, its employees, agents, or contractors or to have resulted from any other matter arising out of Landlord's ownership of the Building. In the event of a liability as to which Tenant shall assert that it is entitled to indemnification by Landlord under this Section 19.3 and as to which Landlord shall assert that it is entitled to indemnification by Tenant under this Section 19.3, then, notwithstanding the preceding provisions of this Section 19.3, unless it is otherwise finally determined by a court of competent jurisdiction, (x) such liability shall be deemed to be a liability as to which Tenant is required to indemnify Landlord, if and to the extent that such matter relates to occurrences within the Premises, and (y) such liability shall be deemed to be a liability as to which Landlord is required to indemnify Tenant, if and to the extent that such matter relates to occurrences without the Premises. Notwithstanding anything to the contrary in this Lease, neither party hereunder shall be liable for consequential or punitive damages.

                       ARTICLE 20.  Damage or Destruction

    20.1. If the Building is partially or totally damaged or destroyed by fire or other casualty (and this Lease is not terminated as provided in this Article), Landlord shall repair the damage and restore and rebuild the Building (except for Tenant's Property) with reasonable diligence after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction. If Tenant is conducting business in the Premises during the period of repair and restoration, Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Premises during the performance of such repairs.

    20.2. Notwithstanding the provisions of Section 20.1 and subject to the provisions of Section 20.5, if all or part of the Premises is damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, Fixed Rent and any Additional Charges payable under Article 4 and
Article 5 shall be reduced in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to (a) 5 days after the date the damage to the

Premises is substantially repaired so as to permit Tenant to restore any damaged Tenant's Property, or (b) if the Building and not the Premises is so damaged or destroyed, 5 days after the date on which the Premises is made tenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period in which repair work is taking place and prior to the date the Premises is substantially repaired or made tenantable, Fixed Rent and any Additional Charges payable under Article 4 and Article 5 allocable to such reoccupied portion, based upon the proportion which the rentable square feet of the reoccupied portion of the Premises bears to the entire rentable square feet of the Premises, shall be payable by Tenant from the date of such occupancy. Notwithstanding the foregoing, whether or not the Premises is damaged, if Tenant is unable to obtain safe access to the Premises and in fact discontinues its use of the Premises by reason of such inability to obtain safe access, then Fixed Rent and Additional Charges shall fully abate until such time as safe access is restored.

    20.3. Notwithstanding the provisions of Section 20.1, if the Building is so damaged or destroyed by fire or other casualty (whether or not the Premises is damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than 25% of the full insurable value of the Building immediately prior to the fire or other casualty, and leases covering at least 50% of the space in the Building are cancelled as a result thereof, then Landlord may terminate this Lease by giving Tenant notice to such effect within 90 days after the date of the fire or other casualty and Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be prorated and adjusted as of the date of termination, which date shall not be sooner than the tenth day after such notice is given. Any prepaid portion of Fixed Rent or Additional Charges for any period following the effective date of termination shall be refunded by Landlord to Tenant.

    20.4. Except as otherwise expressly provided in this Section 20, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Landlord shall use reasonable efforts to make such repair or restoration in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Premises and shall perform such repair or restoration with reasonable diligence, but Landlord shall not be required to do such repair or restoration work at times other than during Business Hours. Notwithstanding anything to the contrary contained in this Section 20.4, if
(a) all or substantially all of the Premises is rendered untenantable by a fire or other casualty, and (b) Landlord shall reasonably estimate that the time required for the repair or restoration of such damage or destruction is in excess of 90 days, then either party, at its option, may elect to terminate this Lease as of the date such fire or other casualty occurred, as if such date were the Expiration Date. Landlord shall notify Tenant of such estimate within 10 days after demand therefor. Notwithstanding the foregoing, if the Premises is damaged by fire or other casualty, and Landlord fails to commence the repair and restoration of the Premises within 90 days after such damage, subject to Force Majeure Events, or Landlord fails to substantially complete the repair and restoration of the Premises within 270 days after such casualty, subject to Force Majeure Events, then Tenant shall have the right to terminate this Lease upon notice to Landlord within 10 days following the date Tenant's right to terminate this Lease first arises under this sentence. In the event of such termination, any prepaid portion of Fixed Rent or Additional Charges for any period following the date such damage occurs shall be refunded by Landlord to Tenant, except to the extent Tenant continued to use and occupy the Premises for the conduct of its business, in which event such refund shall be equitably adjusted to the portion of the Premises which Tenant did not so use and occupy as the result of such damage.

    20.5. Notwithstanding the foregoing provisions of this Article, if by reason of gross negligence or willful misconduct on the part of Tenant or any subtenant or licensee or its or their respective employees, agents, contractors or invitees, Landlord or any Superior Lessor or Superior Mortgagee is unable to collect all or substantially all the rent insurance proceeds, then, without prejudice to any other remedies which may be available against Tenant, any reduction of Fixed Rent or Additional Charges provided for herein shall be reduced by the amount by which such rent insurance proceeds have been so reduced. Further, nothing contained in this
Article 20 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

    20.6. Landlord will not carry insurance of any kind on Tenant's Property and shall not be obligated to repair any damage to or replace Tenant's Property.

    20.7. The provisions of this Article shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case and are hereby waived by the parties hereto.

                           ARTICLE 21.  Eminent Domain

    21.1. Except as otherwise provided in Section 21.5, if the whole of the Building or the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking ("Date of Taking"), and Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be prorated and adjusted as of such date. Landlord shall give Tenant notice of any such condemnation proceedings within 10 days after Landlord receives notice of same.

    21.2. Except as otherwise provided in Section 21.5, if any part of the Building or the Land is so taken, this Lease shall be unaffected by such taking, except that (a) if leases (including this Lease) covering 50% of the rentable square feet in the Building are being cancelled, Landlord or

Tenant may, at its option, terminate this Lease by giving the other party notice to that effect within 90 days after the Date of Taking, and (b) if 10% or more of the Premises is so taken and the remaining area of the Premises is not reasonably sufficient (in Tenant's reasonable judgment) for Tenant to continue a viable operation of its business, or if by reason of such acquisition Tenant no longer has a reasonable means of access to the Premises, Tenant may terminate this Lease by giving Landlord notice to that effect within 90 days after the Date of Taking. This Lease shall terminate on the date that such notice from Tenant to Landlord shall be given or 90 days after the date such notice from Landlord to Tenant shall be given, as the case may be, and Fixed Rent and Additional Charges shall be prorated and adjusted as of the earlier of the (i) Date of Taking or (ii) such termination. Upon such partial taking and this Lease continuing in force as to any part of the Premises, Fixed Rent, Tenant's Tax Percentage, and Tenant's Operating Percentage shall be equitably adjusted according to the rentable area remaining.

    21.3. Except as otherwise provided in Section 21.5, Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease or otherwise and Tenant shall receive no part of such award. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to all such awards or payments. The foregoing, however, shall not preclude Tenant from recovering a separate award for Tenant's moving expenses, loss of business and Tenant's Property if such award does not reduce and is not payable out of the award for the Property.

    21.4. Except as otherwise provided in Section 21.5, in the event of any taking of less than the whole of the Building and/or Land which does not result in termination of this Lease, Landlord, whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building (other than Tenant's Property) to substantially their former condition to the extent that same is feasible (subject to reasonable changes which Landlord deems reasonably necessary and desirable) and so as to constitute the Building complete and tenantable. Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Premises during the performance of any such repairs.

    21.5. If the temporary use or occupancy of all or any part of the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the Term shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease (except to the extent prevented from so doing by reason of such taking). In such event, the Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be reduced for the period of such taking, in the proportion that the part of the Premises so taken bears to the total area of the Premises. Landlord shall be entitled to claim, prove and receive the entire award.

                     ARTICLE 22.  Surrender and Holding Over

    22.1. On the Expiration Date or on any earlier termination of this Lease or on any reentry by Landlord on the Premises, Tenant shall quit and surrender the Premises to Landlord "broom clean" and in good order, condition and repair, except for ordinary wear and tear, damage or destruction by fire and other casualty and such other damage as Landlord is required to repair or restore under this Lease, and Tenant shall remove all Tenant's Property therefrom except as otherwise expressly provided in this Lease. No act or thing done by Landlord or its agents or employees shall be deemed an acceptance of a surrender of this Lease or the Premises, and no agreement to accept such surrender prior to the Expiration Date shall be valid unless in writing and signed by Landlord.

    22.2. If Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, subject to all of the other terms and conditions of this

Lease insofar as the same are applicable to a month-to-month tenancy, but at a monthly rental equal to the greater of (a) 150% of the monthly Fixed Rent last payable by Tenant hereunder, plus all Additional Charges payable hereunder, and (b) Landlord's then asking price, on a monthly basis, for comparable space in the Building (or, if Landlord has no asking price, the monthly rental equal to the prevailing rate for comparable space in comparable buildings in the vicinity of the Building). Nothing contained in this Section shall (i) imply any right of Tenant to remain in the Premises after the termination of this Lease without the execution of a new lease,
(ii) imply any obligation by Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser.

    22.3. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the terms and conditions of this Lease.

                              ARTICLE 23.  Default

    23.1. This Lease is subject to the limitations that whenever Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any of the Insolvency Laws, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any Insolvency Laws, or whenever a petition is filed by or against Tenant under the reorganization provisions of any Insolvency Laws, or whenever a petition is filed by Tenant under the arrangement provisions of any Insolvency Laws, or whenever a receiver of Tenant or of or for the property of Tenant is appointed, then each of such events shall constitute an event of default under this Lease and Landlord (a) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 90 days, or
(b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to terminate this Lease at the expiration of 10 days from the date of service of such notice of intention, and upon the expiration of said 10-day period this Lease, whether or not the Term had commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.

    23.2. This Lease is subject to the further limitations that:

    (a) if Tenant defaults in the payment of any Fixed Rent or Regularly Occurring Additional Charges and such default continues for 5 Business Days after Landlord gives Tenant notice of such default (except that if Citibank, N.A. or any successor or assign of Citibank, N.A. becomes the Landlord hereunder, no such notice shall be required after the second such payment default in any Lease Year), or

    (b) if Tenant defaults in the payment of any Additional Charges (other than Regularly Occurring Additional Charges) and such default continues for 10 Business Days after Landlord gives Tenant notice of such default, or

    (c) if Tenant, whether by action or inaction, is in material default of any other of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default continues and is not remedied within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a material default which because of its nature or Force Majeure Events Tenant cannot with due diligence cure within a period of 30 days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or Superior Mortgagee to prosecution for a crime (as more particularly described in Section 9.2) or (ii) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant does not, (x) within said 30-day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of said notice from Landlord, subject to Force Majeure Events, or

         (d) if any event occurs or any contingency arises whereby this Lease, by operation of law or otherwise, devolves upon or passes to any person other than Tenant, except as expressly permitted by Article 8, or

         (e)  if Tenant abandons the Premises, or

         (f) if Tenant defaults under any other lease of space in the Building which default is not remedied within the applicable grace period, if any, provided therefor under such other lease, then each of such events shall constitute an event of default under this Lease and in any of said cases Landlord may give to Tenant a notice of intention to terminate this Lease at the expiration of 20 days from the date of the service of such notice of intention, and upon the expiration of said 20-day period this Lease, whether or not the Term had commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.


                        ARTICLE 24.  Re-entry by Landlord

         24.1. If this Lease terminates as provided in Article 23, Landlord or Landlord's agents may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable for indictment, prosecution or damages therefor, and may repossess same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord Fixed Rent and Additional Charges payable to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 25.

         24.2. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.


         24.3. If this Lease is terminated under the provisions of
Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 25 or pursuant to law. In the event there are excess monies, Landlord shall refund the excess to Tenant.


                              ARTICLE 25.  Damages

         25.1. If this Lease is terminated under the provisions of
Article 23, or if Landlord re-enters the Premises under the provisions of
Article 24, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

         (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of Fixed Rent and Additional Charges which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were payable for the year (or in the event same were abated for any reason, the amount which would have been payable in the absence of such abatement), or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over
    (ii) the aggregate rental value of the Premises for the same period, both discounted to their present value at the rate of 8% per annum, or

         (b) sums equal to the Fixed Rent and Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor (as provided in this Lease) following such termination or such re-entry until the date that would have been the Expiration
    Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the commercially reasonable expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, attorneys' fees and disbursements, and all other reasonable expenses, it being understood that any such reletting may be for a period shorter or longer than what would have been the unexpired portion of the Term if this Lease had not so terminated or if Landlord had not so re-entered the Premises, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof is relet in combination with other space, then proper apportionment on a per square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof is relet by Landlord, in an arm's length transaction entered into with a non-affiliate of Landlord, for what would have been the unexpired portion of the Term if this Lease had not so terminated, or if Landlord had not so re-entered the Premises, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent set forth in any such lease(s) in connection with such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall have the right to relet the Premises or any part thereof in Landlord's name or otherwise at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its reasonable business judgment, shall determine.
Landlord shall not be liable in any way for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof is relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         25.2. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if this Lease had not so terminated or had Landlord not so re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default of Tenant hereunder. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater than, equal to, or less than any of the sums referred to in Section 25.1.

         25.3. In addition, if this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of Article 24, Tenant agrees that:

         (a) the Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord on the Expiration Date, and

         (b) for the breach of any obligation of Tenant set forth above in this Section, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay as and for liquidated damages therefor the reasonable cost of performing such obligation (as estimated by an independent contractor selected by Landlord).

         25.4. Tenant acknowledges that, to induce Tenant to enter into this Lease, Landlord has incurred significant costs, including some or all of the following: (i) expenditures incurred to prepare the Premises for Tenant's occupancy, including, without limitation, any amounts paid to or on behalf of Tenant by Landlord in respect thereof and (ii) rent abatements or concessions (collectively, the "Inducements"). Tenant further acknowledges that Landlord would not have granted the Inducements to Tenant but for Tenant's agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire Term. Accordingly, if an event of default shall occur hereunder and remain uncured beyond any applicable notice and cure periods (an "Event of Default"), Tenant shall pay as liquidated damages for granting the Inducements and not as a penalty, with the next monthly installment of Fixed Rent ensuing after the occurrence of the Event of Default, as Additional Charges, the unamortized portion of those Inducements incurred or granted prior to the date of the Event of Default (the "Pre-Default Inducements"). For the purposes hereof, the unamortized portion of the Pre-Default Inducements shall be the product of (i) the Pre-Default Inducements and (ii) a fraction, the numerator of which shall be the number of months and/or portions thereof from the date of the occurrence of the Event of Default to the Expiration Date, not to exceed the number of months in which Tenant is obligated to pay Rent hereunder without any abatement or concession, and the denominator of which shall be the number of months and/or portions thereof in the Term less the number of months in the Term in which rent concessions and/or abatements are granted to Tenant. Landlord may or, at Tenant's request, shall, after the occurrence of an Event of Default, forward a statement to Tenant setting forth the unamortized portion of the Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the unamortized Pre-Default Inducements or extend the date upon which such obligation shall be due and payable.

                              ARTICLE 26.  Waivers

         26.1. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease.

         26.2. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply

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

any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

         26.3. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy in respect thereof.

         26.4. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person.

         26.5. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations contained in this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations contained in this Lease or of the right to exercise such election, but same shall continue and remain in full force and effect in respect of any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation contained in this Lease shall not be deemed a waiver of such breach.


                    ARTICLE 27.  Curing Tenant's Defaults and
                                 Costs of Enforcement

         27.1. If Tenant defaults in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform same for the account and at the expense of Tenant, without notice in case of emergency, and in any other case only if such default continues after notice from Landlord and the expiration of any applicable grace periods. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature, including reasonable attorneys' fees and disbursements, involved in collecting or endeavoring to collect Fixed Rent or Additional Charges or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease or pursuant to law, including any such reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the Expiration Date or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section at the Lease Interest Rate, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills (but in no event sooner than 30 days after the date of delivery of each such bill).

                               ARTICLE 28.  Broker

         28.1.(a) Tenant represents and warrants that no brokers except Cushman & Wakefield, Inc. and Mitchell Special Services, Inc. (collectively the "Broker") procured this Lease and that Tenant had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises. Tenant shall indemnify Landlord against liability in connection with a breach of Tenant's representation and warranty in this Section and in connection with any claim for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker other than Broker.

         (b)  Landlord represents and warrants that no broker except
Broker procured this Lease and that Landlord had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises to Tenant. Landlord shall indemnify Tenant against liability in connection with a breach of Landlord's representation and warranty in this Section and in connection with any claim for brokerage commissions arising out of any conversations or negotiations had by Landlord with any broker other than Broker. Landlord agrees to pay any commission due to Broker pursuant to separate agreement between Landlord and Broker.

         (c) The provisions of this Article 28 shall survive the termination of this Lease.


                              ARTICLE 29.  Notices

         29.1. Any notice, demand, consent, approval or other communication required or permitted to be given by either party to the other or to any Superior Lessor or Superior Mortgagee (collectively, "Notices" and individually, "Notice") must be in writing and, except as otherwise provided in the succeeding Sections, shall be deemed to have been properly given only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States (excluding statements of amounts due which will be given by (a) hand delivery, (b) regular mail, (c) reputable, overnight courier service, or (d) both telecopier (to 609-924-0634 prior to the date Tenant occupies the Premises for the conduct of its business, and thereafter, to a telecopier number designated by Tenant) and regular mail), addressed to Landlord or Tenant as the receiving party at its address set forth at the head of this Lease, and addressed to any Superior Lessor or Superior Mortgagee to it at the last address of which Landlord or Tenant, as the case may be, was notified. Copies of Notices to Landlord shall be sent at the same time and in the same manner to: 1325 Limited Partnership, c/o Edward J. Minskoff Equities Inc., 1325 Avenue of the Americas, New York, New York 10019, Attn: Mr. Norman Jacobson and to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attn: Martin L. Edelman, Esq. Copies of Notices to Tenant shall be sent at the same time and in the same manner to: Princeton Video Image, Inc., 1325 Avenue of the Americas, New York, New York 10019, Douglas G. Greenlaw, President and Chief Executive Officer and to Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, Attn: Richard J. Pinto, Esq. A Notice shall be deemed to have been given on the third Business Day after the day so mailed by registered or certified mail, and with respect to statements of amounts due, (i) on the day hand delivered, (ii) on the third Business Day after the day mailed by regular mail or (iii) if by telecopier and regular mail, on the day the telecopy was transmitted. Either party may, by notice as aforesaid, designate a different address (or, with respect to statements of amounts due, telecopier number) for Notices intended for it. At any time that Tenant consists of more than one person, a Notice to Tenant shall be effective if given to any one of said persons.


         29.2. Notwithstanding the provisions contained in Section 29.1, any Notice from Landlord or Tenant to the other of a default hereunder may be given by hand delivery and receipted or sent by Federal Express or other reputable overnight courier and receipted, with a concurrent copy of such Notice sent by mail as provided in Section 29.1.

         29.3. Notwithstanding the provisions contained in Section 29.1,
(a) Notices from Tenant to Landlord requesting after-hours or special services pursuant to Article 16 or Article 17 shall be given by hand delivery to the Building management office or any other person or office in the Building designated in a notice from Landlord to receive such Notices, and (b) any Notice may be given by telegram, hand delivery or reputable, overnight courier service either in case of an emergency or in case United States certified and registered mail are both not then operating.

         29.4. Landlord shall have the right to assume that any Notice from Tenant signed by any person purporting to be an officer of Tenant if Tenant is a corporation or a partner in Tenant if Tenant is a partnership is duly authorized and approved by and binding on Tenant, and Tenant shall be bound by such Notice whether or not the person signing the Notice was actually authorized and approved by Tenant.


                 ARTICLE 30.  Estoppel Certificates, Financial
                      Statements, and Memorandum of Lease

         30.1. Each party shall, at any time and from time to time, as requested by the other party, execute and deliver to the other party within 10 business days after receipt of such request a statement (a) certifying that this Lease is unmodified and in full force and effect (or if modified, that same is in full force and effect as modified and stating the modifications), (b) certifying the dates to which Fixed Rent and Additional Charges have been paid, (c) stating whether or not, to the best knowledge of the signing party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signing party has knowledge, and (d) stating whether or not, to the best knowledge of the signing party, any condition or event exists which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such condition or event. Any statement delivered pursuant to this Section shall be deemed a representation and warranty that may be relied upon by the party requesting the statement and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as any prospective Superior Mortgagee or Superior Lessor may reasonably require or as Landlord may reasonably request.

         30.2. If Landlord's lender or any prospective lender so requests, Tenant shall furnish to Landlord: within 120 days after the end of each fiscal year of Tenant annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant, certified by an independent certified public accountant of recognized standing.

         30.3. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum in respect of this Lease and a memorandum of any amendment to or modification of this Lease sufficient for recording, setting forth only the matters required to be set forth pursuant to Section 291-c of the New York Real Property Law. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the terms of this Lease or any amendment or modification. Landlord may, but Tenant shall not, record this Lease or any amendment or modification or any memorandum or any other document related hereto.


                           ARTICLE 31.  Force Majeure

         31.1. Except as otherwise provided in this Lease, the obligations of Tenant under this Lease shall not be affected, impaired or excused and Landlord shall not have any liability to Tenant (regardless of whether Landlord is required to proceed with reasonable diligence or to use reasonable efforts), because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of any of the following ("Force Majeure Events"): fire or other casualty; acts of God; war; riot or other civil disturbance; emergency; strike or other labor trouble; governmental preemption of priorities or other controls in connection with a national or other public emergency; inability or delay beyond Landlord's reasonable control in securing proper amounts of or failure or defect in the supply or quality of fuel, gas, steam, water, electricity, supplies or labor; or any other event preventing or delaying Landlord from fulfilling any obligation, whether similar or dissimilar, beyond Landlord's reasonable control.

                              ARTICLE 32.  Consents

         32.1. If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy therefor shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent, except that, solely in the event that Landlord fails or refuses to give its consent to an Alteration or a sublease of the Premises or an assignment of this Lease, in addition to an action for specific performance or injunction, Tenant may commence an expedited arbitration proceeding pursuant to the rules and regulations and under the auspices of the American Arbitration Association and Section 5.7.


                            ARTICLE 33.  Rent Control

         33.1. If any Fixed Rent or Additional Charges shall become uncollectible, reduced or required to be refunded because of any Legal Requirements, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord requests and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). If the termination of such legal rent restriction occurs during the Term, then (a) Fixed Rent and Additional Charges shall be payable in accordance with the amounts reserved herein for the periods following such termination through the Expiration Date and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and Additional Charges that would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rent and additional rent actually paid by Tenant during the period such legal rent restriction was in effect. The provisions of this Section 33.1 shall survive the expiration or termination of this Lease.


                 ARTICLE 34.  Partnership or Multi-Person Tenant

         34.1. If the original Tenant herein named is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this Lease is assigned to a partnership (or to two or more persons, individually or as co-partners of a partnership), the following provisions shall apply: (a) the liability of each of the persons at any time comprising the general partners of Tenant shall be joint and several, (b) each of the persons at any time comprising Tenant shall be bound by (i) any written instrument executed by Tenant or any successor Tenant changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, (ii) any Notices given by Tenant or by any of the persons comprising Tenant, (iii) any statement executed by Tenant or any of the persons comprising Tenant, pursuant to Section 30.1, and (iv) any memorandum executed by Tenant or any of the persons comprising Tenant, pursuant to Section 30.3, (c) any Notices given to Tenant or to any of such persons shall be binding on Tenant and all such persons, (d) if Tenant admits new general partners, all of such new general partners shall, by their admission to Tenant, be deemed to have assumed joint and several liability for the performance of all of Tenant's obligations under this Lease, (e) Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and on demand of Landlord shall cause each such new general partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord wherein each such new partner assumes joint and several liability for the performance of all of Tenant's obligations under this Lease (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Section), and (f) the death, adjudication of incompetency or withdrawal of an individual comprising Tenant or of an individual partner shall not relieve him or his personal representatives of any liability for the performance of Tenant's obligations under this Lease.

               ARTICLE 35.  Special Bankruptcy-Related Provisions

         35.1. All amounts payable by Tenant to or on behalf of Landlord under this Lease (other than any amounts payable pursuant to Section 25.4 hereof), whether or not expressly denominated rent or additional rent, shall constitute rent for the purpose of Section 502(b)(6) of the United States Bankruptcy Code, as same may be amended, and for the purpose of any similar section of any other present or future Insolvency Laws.

         35.2. If Tenant assigns its interest in this Lease, and this Lease is thereafter disaffirmed or rejected in any proceeding under the Insolvency Laws, or in the event of termination of this Lease by reason of any such proceeding, the original Tenant herein named, upon request of Landlord given within 120 days after such disaffirmance or rejection, shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the date that would have been the Expiration Date if this Lease had not been disaffirmed or rejected, at the same Fixed Rent and Additional Charges and upon the then executory terms and conditions contained in this Lease, except that (i) the rights of the lessee under the new lease shall be subject to any possessory rights of the last assignee of this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Fixed Rent and Additional Charges which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection. If the original Tenant herein named shall fail or refuse to enter into the new lease within 10 days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the original Tenant herein named as Landlord would have had if the original Tenant herein named had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

         35.3. If pursuant to the Insolvency Laws Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 8 or if this Lease is assumed by a trustee, the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) adequate assurance of the source of payment of Fixed Rent and Additional Charges and performance of other obligations of Tenant under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent plus an amount equal to any Additional Charges under Article 4 and Article 5 payable for the calendar year preceding or subsequent to (in which latter event as such sum shall be reasonably projected by Landlord), whichever shall be greater, the year in which such assignment or assumption is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of Tenant's obligations under this Lease, and (b) assurance (in the form of a covenant) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord.

                           ARTICLE 36.  Miscellaneous

         36.1. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements except to the extent that they are expressly set forth in this Lease or in any other written agreement made between the parties concurrently with the execution and delivery of this Lease. All prior understandings and agreements between the parties are merged in this Lease and any other written agreements made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation.

         36.2. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by both parties.

         36.3. Except as otherwise expressly provided in this Lease , the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section shall not be construed as modifying the conditions of limitation contained in

Article 23. No provision in this Lease shall be construed for the benefit of any third party except as expressly provided herein.

         36.4. Submission by Landlord of this Lease for review and/or execution by Tenant shall not confer any rights or impose any obligations on either party unless and until both Landlord and Tenant execute this Lease and duplicate originals thereof are delivered to the respective parties.

         36.5. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. In all disputes arising out of this Lease, the original Tenant herein named, each person comprising Tenant, each assignee of Tenant's interest in this Lease and each person comprising each such assignee, shall be deemed subject to service in the State of New York and to the jurisdiction of the state and federal courts located in the State of New York and such service may be accomplished in the same manner as the giving of a Notice hereunder.

         36.6. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance, for any reason and to any extent, is invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each obligation of Tenant under this Lease shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         36.7. Tenant represents and warrants that (a) Tenant is a duly formed and validly existing corporation, and (b) the execution, delivery and performance by Tenant of this Lease have been duly authorized by all necessary corporate action.

         36.8. If Landlord fails to pay any amount due hereunder to Tenant within 30 days after the same is due to Tenant, such unpaid amount shall bear interest at the Lease Interest Rate, from the date such payment was due to Tenant to the date of payment thereof by Landlord.

                          ARTICLE 37.  Security Deposit

         37.1.(a) Tenant shall, upon the execution of this lease by Tenant, deposit with Landlord a letter of credit issued in favor of the Landlord in the sum of Seventy Thousand Dollars ($70,000.00) as security for the faithful performance and observance by Tenant of the terms of this Lease.

         (b) The letter of credit shall be an irrevocable, unconditional letter of credit with an initial term of not less than one year from the Commencement Date of this lease. Without further act or instrument required by Landlord, the letter of credit shall be renewed by Tenant not less than 30 days prior to the then current expiration date of the letter of credit for successive additional terms of at least one year throughout the remainder of the Lease. The letter of credit (or any renewal, extension or replacement thereof) shall continue in full force and effect and shall be maintained in the Security Amount for one full calendar month beyond the expiration of the Term of this lease. The letter of credit shall (i) be negotiable and freely transferable in connection with a sale or transfer by Landlord as hereinafter described; (ii) be issued by a New York bank or other banking institution reasonably acceptable to Landlord which is a member of the New York Clearing House Association or other association accepted by Landlord; (iii) provide for payment of all or any portion of the face amount of the Letter of Credit to Landlord upon the receipt by the issuing bank of a statement signed by a representative of Landlord that Landlord is entitled to such amount pursuant to the terms of this Lease; and (iv) be otherwise in form and substance reasonably satisfactory to Landlord. Tenant's failure to maintain the letter of credit or to substitute a cash security deposit as a replacement therefor shall constitute a default under this Lease.

         (c) If (x) Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including the payment of Fixed Rent and Additional Charges, or (y) Tenant fails to deliver to Landlord a renewal or replacement of such letter of credit or any replacement thereof at least 30 days before the expiry thereof, Landlord may, but shall not be required to, draw upon such letter of credit and use, apply or retain the whole or any part of the proceeds thereof, to the extent required for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so use, apply or retain the whole or any part of such proceeds, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid, failing which Landlord shall have the same rights and remedies as for the nonpayment of Fixed Rent beyond the applicable grace period. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the letter of credit or any proceeds thereof which have not been so used, applied or retained and any additional amounts deposited with Landlord under the preceding sentence, shall be returned or paid over to Tenant upon the Expiration Date or any earlier termination of this Lease (except by reason of Tenant's default) and after delivery to Landlord of possession of the entire Premises. In the event of any sale, transfer or leasing of Landlord's interest in the Building, whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the letter of credit, any proceeds thereof which have not been so used, applied or retained and/or such additional amounts deposited with Landlord, as the case may be, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. Tenant, at Tenant's expense, shall obtain promptly upon Landlord's request any amendment of the letter of credit required to permit such vendee, transferee or lessee to draw upon the same. Except in connection with an assignment of this Lease permitted under
Article 8, Tenant shall not assign or encumber or attempt to assign or encumber the letter of credit, any proceeds thereof or such additional amounts deposited with Landlord, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the letter of credit, any proceeds thereof which have not been so used, applied or retained and such additional amounts deposited with Landlord, Landlord may return the security to the original Tenant regardless of one or more assignments of this Lease. Any replacement letter of credit shall be in the same amount (except as otherwise provided in the first sentence of this Section 37.1) and in substantially the same form as the letter of credit being replaced and shall be issued by a commercial bank which is a member of the New York Clearing House (or successor) or other bank reasonably acceptable to Landlord and shall be for a term of at least one year.

         (d) Provided Tenant is not then in default under this Lease and Landlord has not drawn upon such letter of credit as provided herein, Tenant shall have the right, upon reasonable prior notice to Landlord, to replace such letter of credit with a good and sufficient check payable to Landlord, or to any Superior Mortgagee which is then holding such letter of credit; such check to be in the Security Amount drawn on and certified by a New York City bank which is then a member of the New York Clearing House or a successor thereto. The letter of credit shall be returned to Tenant upon collection by Landlord (or such Superior Mortgagee) of the funds evidenced by such check. Landlord shall deposit such check in an interest bearing account. The proceeds of such check, together with the interest earned thereon, shall be held, used and applied as if they were proceeds of such letter of credit.

         (e) Provided that Tenant is not then in default under this Lease beyond the expiration of any applicable notice and grace periods, upon the first anniversary of the Rent Commencement Date, Tenant may reduce the amount of the letter of credit to Thirty-Four Thousand Four Hundred Dollars ($34,400.00).

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                             LANDLORD:

                             1325 LIMITED PARTNERSHIP

                             By:  1325/GP Limited Partnership,
                                  General Partner

                                  By: 1325 Ave/Am GP Corp.,
                                      General Partner

                                  By: /s/ Edward J. Minskoff
                                      --------------------------
                                      Edward J. Minskoff
                                      President


                             TENANT:

                             PRINCETON VIDEO IMAGE, INC.

                             By: /s/ Douglas J. Greenlaw
                                 -------------------------------
                                 Name:
                                 Title: President, CEO

                             Tenant's Federal Tax Identification
                             Number

                             -----------------------------------

STATE OF NEW YORK  )
                      ss.:
COUNTY OF NEW YORK )

         On the ____ day of ______, 1996, before me personally came Edward
J. Minskoff, to me known, who, being by me duly sworn, did depose and say that he resides at 730 Park Avenue, New York, New York; that he is the President of 1325 Ave/Am GP Corp., the general partner of 1325/GP Limited Partnership, which partnership is the general partner of 1325 Limited Partnership, the partnership described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.


                                       ---------------------------------------
                                       Notary Public


STATE OF NEW YORK  )
                      ss.:
COUNTY OF NEW YORK )

         On the 26th day of March, 1997, before me personally came Douglas
J. Greenlaw, to me known, who, being by me duly sworn, did depose and say that he resides at _____________, _____________________________; that he is a President/CEO of Princeton Video Image, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                       /s/ Janet B. Birdt
                                       --------------------------------------
                                       Notary Public
                                                  Janet B. Birdt

                            FLOOR PLAN(S) OF PREMISES



                           [FLOOR PLAN OF THE PREMISES]



                                    EXHIBIT A
                                     Page 1

                               DESCRIPTION OF LAND


    ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

    BEGINNING at a point on the northerly side of West 53rd Street, distant 462 feet 6 inches westerly from the corner formed by the intersection of the said northerly side of West 53rd Street with the westerly side of Avenue of the Americas;

    THENCE running northerly and parallel with the westerly side of Avenue of the Americas 100 feet 5 inches to the center line of the block;

    THENCE running easterly along the center line of the block 12 feet 6 inches;

    THENCE running northerly and parallel with the westerly side of Avenue of the Americas 100 feet 5 inches to the southerly side of West 54th Street;

    THENCE running westerly along said southerly side of West 54th Street, 194 feet;

    THENCE running southerly parallel with said westerly side of Avenue of the Americas 100 feet 5 inches to the center line of the block;

    THENCE running easterly along the center line of the block 19 feet;

    THENCE running southerly parallel with said westerly side of Avenue of the Americas 100 feet 5 inches to the said northerly side of West 53rd Street; THENCE running easterly along said northerly side of West 53rd Street, 162 feet 6 inches to the POINT OR PLACE OF BEGINNING.


                                    EXHIBIT B
                                     Page 1

                                    FIXED RENT

                                                           Annual Rate
                                             Annual        Per Rentable
                 Period                    Fixed Rent      Square Foot
                 ------                    ----------      -------------

A.     Commencement Date until the
       Rent Commencement Date ("RCD")      $    0             $ 0

B.     RCD, until May 31, 2000             $137,600.00        $32.00



                                    EXHIBIT C
                                     Page 1

                              RULES AND REGULATIONS

         1. The rights of each tenant in the Common Areas are limited to ingress to and egress from such tenant's premises for the tenant and its employees, subtenants, licensees and invitees, and no tenant shall use, or permit the use of, the Common Areas for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the Common Areas by any other tenants. Fire exits and fire tower stairways are for emergency use only, and they shall not be used for any other purpose by any tenant or any subtenant or licensee of such tenant, or their respective employees, agents, contractors or invitees. No tenant shall obstruct, or permit the obstruction of any of the Common Areas. Landlord reserves the right to control and operate the Common Areas and the other public facilities, as well as any other facilities furnished for the common use of the tenants, in such manner as Landlord in its reasonable judgment deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of any tenant's premises.


         2. Landlord may refuse admission to the Building outside of Business Hours to any person not known to the watchman or other person in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered. Landlord may require all persons admitted to or leaving the Building outside of Business Hours to provide appropriate identification, in which case Landlord shall supply identification cards and be reimbursed by the tenant for its identification cards at Landlord's cost. Each tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Each tenant shall promptly notify Landlord of any lost identification cards and will


                                    EXHIBIT D
                                     Page 1
reimburse Landlord at cost for replacement of identification cards. Landlord shall have the right but shall not be obligated to require all persons entering the Building outside of Business Hours to sign a register, to be announced to the tenant such person is visiting, and/or to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, Landlord may exclude such persons from the Building) and Landlord shall have the right but shall not be obligated to require persons leaving the Building outside of Business Hours to sign a register or to surrender the pass given to such person. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During the continuance of any Force Majeure Events, Landlord may prevent all access to the Building by closing the doors or otherwise if and to the extent required for the safety of the tenants and protection of property in the Building. Landlord may institute, revise and discontinue such security measures, systems and requirements as Landlord deems appropriate.

         3. No tenant shall obtain or accept for use in its premises drinking water, food, beverage, towel, barbering, bootblacking, floor polishing, cleaning or other services from any persons prohibited by Landlord from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

         4. The cost of repairing any damage to the Common Areas or to any other public facilities or to any equipment or other facilities used in common with other tenants, or to any adjoining building or property, or to any other parts of the Building or to any equipment or facilities therein, caused by a tenant, subtenant or licensee of such tenant or their respective employees, agents, contractors or invitees, shall be paid by such tenant.

         5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which


                                    EXHIBIT D
                                     Page 2
are different from the standards adopted from time to time by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant without the prior consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

         6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior consent of Landlord. Upon approval by Landlord of any such lettering, sign, advertisement, notice or object and the location thereof, no further consent of Landlord shall be required with respect to such location. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

         7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other Common Areas shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or the peripheral heating or air conditioning enclosures, if any.

         8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or of any tenant's premises or placed in the Common Areas.

         9. No noise, including music or the playing of musical instruments, recordings, radio or television, which in the judgment of Landlord might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any


                                    EXHIBIT D
                                     Page 3
other tenant in the Building but the foregoing shall not be construed to limit the use permitted by Tenant under this Lease.

         10. Except as permitted in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof, except where keys therefor are given to Landlord. Additional keys for a tenant's premises and toilet rooms located outside the tenant's premises shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its lease, turn over to Landlord all keys to the Building and any facilities therein, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost incurred by Landlord in replacing the same. Notwithstanding the foregoing, a tenant may, subject to obtaining Landlord's prior consent, install a security system in its premises which uses master codes or cards instead of keys, provided that such tenant provides Landlord with the master code or card for such system. No tenant shall lend or furnish to any public messenger the keys to any toilet rooms.


         11. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time are appropriate. No persons shall be employed to move safes or other similarly heavy objects unless reasonably acceptable to Landlord and, if so required by law, unless such persons hold a Master Rigger's license. Arrangements must be made by each tenant with Landlord for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving of safes or other similarly heavy objects, including a reasonable charge for overhead, and the cost of overtime or extra work for Landlord's or Landlord's agent's employees, shall be paid by the tenant to Landlord, within 30 days after demand.


                                    EXHIBIT D
                                     Page 4

         12. Landlord reserves the right to inspect all objects to be brought into the Building and to exclude from the Building all objects which violate any of these Rules and Regulations or this Lease. Landlord shall have the right but shall not be obligated to require any person leaving the Building with any package or other object to submit a pass, listing such package or object, from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

         13. No tenant shall occupy or permit any portion of its premises to be occupied for (a) the possession, storage, manufacture or sale of liquor, narcotics or tobacco in any form, (b) gambling activities, (c) the conduct of obscene, pornographic or similar disreputable activities, (d) public assembly purposes, (e) lodging or sleeping, or (f) any immoral or illegal purpose.

         14. Landlord shall have the right to prohibit any tenant's advertising or identifying sign which, in Landlord's reasonable judgment, impairs the reputation of the Building or its desirability, and upon notice from Landlord such tenant shall refrain from and discontinue such advertising or identifying sign. Once Landlord has approved Tenant's advertising or identifying sign, Landlord will not exercise its rights under this paragraph with respect to the same or any substantially similar advertising or identifying sign. With respect to Tenant's advertising, Landlord's rights shall arise only if the Property or any portion thereof is referred to or identified in such advertising (but such rights shall not arise if such advertising, including ordinary business materials, merely lists the Property as Tenant's address (including invitations to the Premises)).


                                    EXHIBIT D
                                     Page 5

         15. Tenant shall not place a load upon the floor of the Premises in excess of 70 pounds per usable square foot of the Premises. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If in the judgment of Landlord the concentrated weight of any heavy object should be distributed, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

         16. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior consent which consent shall not be unreasonably withheld, and in no case (even where same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

         17. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord or its managing agent shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent same.


         19. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted herein and in such tenant's lease.


         20. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which


                                    EXHIBIT D
                                     Page 6
would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building, or the use or enjoyment by any other tenant of its premises, nor shall any tenant install any ventilating, airconditioning, electrical or other equipment of any kind which in the reasonable judgment of Landlord might cause any such impairment or interference.


         21. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Nothing shall be swept or thrown into the Common Areas or into or on any heating or ventilating vents or registers or plumbing apparatus in the Building, or on adjoining buildings or land or the street. Any cuspidors or containers or receptacles used as such or for garbage or similar refuse in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of such tenant.

         22. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

         23. Hand trucks not equipped with rubber tires, side guards and such other safeguards as Landlord may require shall not be used within the Building. No hand trucks shall be used in passenger elevators.

         24. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises, unless Landlord permits otherwise. If Landlord elects to install any energy saving film on the windows of the Building or to install energy saving windows in place of the present windows, each tenant shall cooperate with the


                                    EXHIBIT D
                                     Page 7
reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and shall permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work in accordance with the terms of the Lease.

         25. Each tenant at its own expense shall cause all portions of its premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever evidence of any infestation is discovered. No tenant shall permit any person to enter its premises or the Building for the purpose of providing such extermination services other than persons first approved by Landlord, such approval not to be unreasonably withheld. If Landlord's cleaning contractor cleans the portions of the Premises used for storage, preparation, service or consumption of food or beverages, the charges therefor shall be consistent for similar services in other first-class office buildings in midtown Manhattan, taking into consideration the use and nature of the Premises and the work in question.

         26. No tenant, subtenant or licensee, or any contractor, employee, agent or invitee of any tenant, subtenant or licensee shall at any time bring into or keep upon any premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.


         27. Except as otherwise permitted pursuant to the Lease, no tenant shall mark, paint, drill into, or in any way deface, any part of its premises or the Building. Except as otherwise permitted pursuant to the Lease, no boring, cutting or stringing of wires or instruments shall be permitted except with the prior consent of, and as directed by, Landlord. No telephone, telegraph or other wires shall be installed by any tenant except in a manner approved by Landlord. Except as otherwise permitted pursuant to the Lease, no tenant shall lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of its premises, and, if


                                    EXHIBIT D
                                     Page 8
linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         28. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the premises of any tenant.


         29. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to Landlord, and such materials shall be installed in a manner approved by Landlord.


         30. Whenever any tenant submits to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable out-of-pocket fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or documents.

         31. Landlord reserves the right to rescind, alter, waive or add any rule or regulation at any time when, in Landlord's judgment, Landlord deems it necessary, desirable or proper for the best interest of the Building or for the best interest of the tenants generally. No alteration, rescission, waiver or addition of any rule or regulation in favor of one tenant shall operate as an alteration, rescission, waiver or addition in favor of any other tenant. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner but Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the Rules and Regulations.


                                    EXHIBIT D
                                     Page 9

                             CLEANING SPECIFICATIONS
                    CLEANING SPECIFICATIONS FOR OFFICE SPACE

Nightly -- Business Days:

General Offices:

         1. All hardsurfaced flooring to be swept using approved dustdown preparation.

         2. Vacuum all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

         3. Hand dust and wipe clean all furniture, fixtures and window sills.

         4.   Empty and clean all ash trays and screen all sand urns.

         5.   Empty and clean all waste receptacles and remove wastepaper.

         6.   Dust interiors of all waste disposal cans and baskets.

         7.   Wash clean all water fountains and coolers.

         8.   Sweep all private stairways.

Lavatories:

         1.   Sweep and wash all floors, using proper disinfectants.

         2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

         3.   Wash and disinfect all basins, bowls and urinals.

         4.   Wash all toilet seats.

         5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

         6.   Paper towel and sanitary receptacles emptied and cleaned.

         7.   Fill toilet tissue holders and soap dispensers.

Weekly:

         1. Dust all door louvers and other ventilating louvers within a person's reach.

         2.   Wipe clean all interior metal and remove fingermarks.

Monthly:

High dust Premises completely including the following:

         1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.


                                    EXHIBIT E
                                     Page 1

         2. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

         3. Dust all pipes, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

         4.   Dust all venetian blinds.

Four Times Per Year:

    Wash all windows.



                                    EXHIBIT E
                                     Page 2

                                 LANDLORD'S WORK


         Preparation of demised premises for Tenant's occupancy in accordance with the layout shown on Exhibit A, and a level of finish comparable to the premises occupied by Hunter Capital Group, LLC, on the 12th floor of the Building.



                                    EXHIBIT F
                                     Page 1